UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Papa John’s International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIZZA

PAPA JOHN'S®

BETTER INGREDIENTS.
BETTER PIZZA.

Notice of Annual Meeting of Stockholders

Thursday, April 28, 2016 11:00 a.m.	Papa John’s International, Inc. 2002 Papa John’s Boulevard Louisville, Kentucky

Items of Business

•	Election of the five directors nominated by the Board of Directors named in the attached Proxy Statement;
•	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2016;
•	Re-approval of the material terms for payment of performance-based incentive compensation for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986;
•	Advisory approval of the Company’s executive compensation; and
•	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date  March 7, 2016

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 7, 2016 are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting. Following the formal items of business to be brought before the meeting, we will discuss our 2015 results and answer your questions. Please join us after the meeting for a slice of Papa John’s pizza!

Thank you for your continued support of Papa John’s. We look forward to seeing you on April 28.

By Order of the Board of Directors,

John H. Schnatter
Founder, Chairman and Chief Executive Officer	March 24, 2016

Internet	Telephone	Mail	In Person

Visit the Web site noted on your proxy card to vote via the Internet.	Use the toll‑free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 28, 2016 — this Proxy Statement and the Papa John’s 2015 Annual Report are available at www.papajohns.com/investor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
Compensation Committee Interlocks and Insider Participation	41
Approval of Related Person Transactions	41
Transactions with Related Persons	42
AUDIT COMMITTEE REPORT	43
ITEM 2. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS	45
ITEM 3. REAPPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED INCENTIVE COMPENSATION FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986	46
ITEM 4. ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION	49
OTHER MATTERS	50
Section 16(a) Beneficial Ownership Reporting Compliance	50
Stockholder Proposals for the 2016 Annual Meeting	50
Other Business	50
Annual Report	50

Proxy Statement

The Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on April 28, 2016 at the Company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky, and at any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March 24, 2016.

At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of five directors to the Board of Directors; ratification of the selection of the Company’s independent auditors for 2016;  re-approval of the material terms for payment of performance-based incentive compensation for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986; and an advisory approval of the Company’s executive compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 7, 2016 (except as noted otherwise), with respect to the beneficial ownership of common stock by (i) Mr. Schnatter and each of the other named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock.

			Percent of
	Amount and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership(1)(2)		Outstanding
John H. Schnatter
P.O. Box 991339, Louisville, KY 40269	10,455,981	(3)	27.6%
Norborne P. Cole, Jr.	65,784		*
Christopher L. Coleman	16,457		*
Olivia F. Kirtley	182,535	(4)	*
Laurette T. Koellner	7,433	(5)	*
Robert C. Kraut	—		*
Sonya E. Medina	1,373		*
Timothy C. O’Hern	57,953	(6)	*
Steve M. Ritchie	64,422	(7)	*
Mark S. Shapiro	41,078		*
W. Kent Taylor	45,604		*
Lance F. Tucker	43,651	(8)	*
All 12 directors and executive officers as a group	10,982,271	(9)	28.8%

*Represents less than one percent of class.

2016 Proxy Statement     1

PROXY STATEMENT

		Percent of
	Amount and Nature of	Common Stock
Other 5% Beneficial Owners	Beneficial Ownership(1)	Outstanding
FMR LLC (10)
245 Summer Street
Boston, MA 02210	3,067,854	7.9%
BlackRock Inc.(11)
55 East 52nd Street
New York, NY 10022	2,722,322	7.0%
The Vanguard Group(12)
100 Vanguard Blvd.
Malvern, PA 19355	2,210,438	5.7%

(1)

Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission (“SEC”). Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.

(2)	Includes the following shares subject to options exercisable within 60 days after March 7, 2016, and time‑based restricted stock over which the named persons have sole voting power.

	Options			Options
	exercisable	Restricted		exercisable	Restricted
Name	within 60 days	Stock	Name	within 60 days	Stock
John H. Schnatter	308,766	19,374	Robert C. Kraut	—	—
Norborne P. Cole, Jr.	26,085	1,985	Timothy C. O’Hern	28,086	6,471
Christopher L. Coleman	10,835	2,861	Steve M. Ritchie	39,886	19,145
Olivia F. Kirtley	17,843	2,123	Mark S. Shapiro	17,843	2,123
Laurette T. Koellner	2,195	2,319	W. Kent Taylor	25,799	2,123
Sonya E. Medina	—	1,373	Lance F. Tucker	14,432	8,379

(3)	Includes 109,500 shares held in a 501(c)(3) charitable foundation of which Mr. Schnatter has both voting and investment power, and 31,194 shares owned by Mr. Schnatter’s spouse.
(4)

Ms. Kirtley also holds units deemed invested in 68,265 shares of common stock through a deferred compensation plan provided by the Company, 47,253 of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported, and 21,012 of which are not included in the shares reported.

(5)

Ms. Koellner also holds units deemed invested in 1,015 shares of common stock through a deferred compensation plan provided by the Company, all of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported.

(6)

Includes 4,405 shares owned by Mr. O’Hern’s spouse of which 2,062 are subject to options exercisable within 60 days after March 7, 2016,  231 are restricted stock, and 230 are held in the 401(k) Plan. Mr. O’Hern also holds units deemed invested in 1,432 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(7)	Includes 611 shares owned by Mr. Ritchie’s spouse of which 280 are subject to options exercisable within 60 days after March 7, 2016, and 283 are restricted stock.
(8)	Mr. Tucker also holds units deemed invested in 3,412 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.
(9)

Includes 494,112 shares subject to options exercisable within 60 days, 68,790 shares of unvested restricted stock and 48,268 shares which may be acquired within 60 days of termination of service under the deferred compensation plan, held by all directors and executive officers. Holders of units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of the shares represented by these units.

2     2016 Proxy Statement

PROXY STATEMENT

(10)

All information regarding FMR LLC and its affiliates is based on an Amendment to Schedule 13G filed with the SEC on February 12, 2016, by FMR LLC and Abigail P. Johnson. FMR LLC and Abigail P. Johnson have sole dispositive power over all of the shares indicated, and sole power to vote 330,719 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(11)

All information regarding BlackRock Inc. and its affiliates is based on an Amendment to Schedule 13G filed with the SEC on January 27, 2016 by BlackRock, Inc. BlackRock has sole power to vote 2,648,346 shares and has sole dispositive power over all shares indicated above.

(12)

All information regarding The Vanguard Group is based on a Schedule 13G filed with the SEC on February 11, 2016.  The Vanguard Group has sole voting power over 63,640 shares, shared voting power over 1,600 shares, sole dispositive power of 2,146,998 shares, and shared dispositive power of 63,440 shares.

2016 Proxy Statement     3

Questions and Answers About the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

The Board has set March 7, 2016, as the record date (“Record Date”) for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the meeting. As of the Record Date, 37,642,819 shares of common stock, representing all of our voting stock, were issued and outstanding and eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights.

How many shares must be present to hold the Annual Meeting?

In accordance with the Company’s amended and restated bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or
•	you have properly and timely submitted your proxy as described below under “How can I submit my proxy?”

Abstentions and broker “non‑votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non‑vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank, trust or other nominee, then you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How can I submit my proxy?”

How can I submit my proxy?

You can designate a proxy to vote stock you own. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Two Company officers, Caroline Miller Oyler and Clara M. Passafiume, have been designated as proxies for the Company’s 2016 Annual Meeting of Stockholders.

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:

•	electronically, using the Internet;
•	over the telephone by calling a toll‑free number; or
•	by completing, signing and mailing the enclosed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company’s mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.

4     2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote if I hold shares in the Papa John’s International, Inc. 401(k) Plan?

If you hold shares of the Company’s common stock in the Papa John’s International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan’s trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

If you are a participant in the Company’s 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company’s 401(k) Plan in person at the Annual Meeting.

How does the Board recommend that I vote?

The Board of Directors recommends a vote:

•	FOR each of the nominees for director;
•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 25, 2016;
•	FOR the re-approval of the material terms for payment of performance-based incentive compensation for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986; and
•	FOR the advisory approval of the Company’s executive compensation.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the proxies in accordance with the Board’s recommendations.

If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.

Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

•	by submitting a later‑dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

2016 Proxy Statement     5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	by submitting a later‑dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;
•	by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or
•	by voting in person at the Annual Meeting.

If you are a street name holder, you may change your vote only if you comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

If you are a participant in the Company’s 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan’s trustee.

What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director (with abstentions and broker non‑votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors, re-approve the material terms for payment of performance-based incentive compensation for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, and for the advisory approval of the Company’s executive compensation. In determining whether these proposals have received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.

If your shares are held by a broker, bank, trust or other nominee, that entity will ask you how you want your shares to be voted. If you give instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker, bank, trust or other nominee may vote your shares in its discretion. For all other proposals, the broker, bank, trust or other nominee may not vote your shares at all.

What is householding?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver at your request only one copy of our fiscal 2015 Annual Report on Form 10-K and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees, and also reduces waste.

Upon written or oral request, we will deliver a separate copy of our fiscal 2015 Annual Report on Form 10-K and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents has been delivered.

If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

6     2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board of Directors of the Company. This Proxy Statement is being mailed to the stockholders on or about March 24, 2016 along with the Company’s  fiscal 2015 Annual Report on Form 10-K. We have also retained the firm of Georgeson, Inc. to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $6,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company’s directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. The Company’s directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

2016 Proxy Statement     7

Corporate Governance

Principles of corporate governance that guide the Company are set forth in the Company’s Board of Director committee charters, the Company’s Corporate Governance Guidelines and the Company’s Code of Ethics and Business Conduct, all of which are available on our website at www.papajohns.com by first clicking “Investor Relations” and then “Corporate Governance.” (The information on the Company’s website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.

Majority Voting Standard for Director Elections

Our amended and restated bylaws provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes represented in person or by proxy and entitled to vote on the election of directors. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct, which is the Company’s code of ethics applicable to all directors, officers and employees worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics and Business Conduct relating, among other things, to:

•	violations of the federal securities laws;
•	fraud or weakness in the Company’s accounting, audit or internal controls, financial statements and records; or
•	misconduct by any member of the Company’s senior management.

Any employee, stockholder, or interested party may contact the Company’s General Counsel, or submit a confidential, anonymous report by following procedures established by the Company, approved by the Corporate Governance and Nominating Committee of the Company’s Board of Directors and communicated to team members from time to time. Any employee, stockholder or interested party may also learn about these procedures for reporting issues and concerns by visiting our website at www.papajohns.com, by first clicking “Investor Relations” and then “Corporate Governance.”

Director Independence

The Board of Directors has determined that the following seven of the Company’s eight current directors are “independent” as defined by applicable law and NASDAQ listing standards: Norborne P. Cole, Jr., Christopher L. Coleman, Olivia F. Kirtley, Laurette T. Koellner, Sonya E. Medina, Mark S. Shapiro, and W. Kent Taylor. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading “Committees of the Board of Directors.”

8     2016 Proxy Statement

CORPORATE GOVERNANCE

Based on such standards, John H. Schnatter is not independent because he is an executive officer of the Company.

Ms. Kirtley, Chairman of the Audit Committee and a member of the Compensation Committee, is a member of the board of directors of U.S. Bancorp. We have a banking relationship with U.S. Bancorp that predates Ms. Kirtley’s appointment to the U.S. Bancorp board of directors. Ms. Kirtley is also a member of the board of directors of Delta Dental. Based on a comprehensive request for proposal in 2009, the Company chose Delta Dental as its dental insurance carrier. The Board reviewed these relationships and determined that they do not impact Ms. Kirtley’s independence or her business judgment.

Mr. Shapiro, Chairman of the Corporate Governance & Nominating Committee and a member of the Audit Committee, accepted a position as Chief Content Officer with IMG, a global sports and media business, during 2014. The Company and the Papa John’s marketing fund have a business relationship with IMG which predates Mr. Shapiro’s employment with IMG; in 2015 IMG handled talent agency representation and a  contract negotiation for the Company.  The Board reviewed these relationships and determined that the dollar amount of the relationship between the Company and IMG is immaterial to IMG compared to IMG’s gross revenues, and that the relationship does not impact Mr. Shapiro’s independence or his business judgment.

Board Leadership Structure and Risk Management

Our Board of Directors is committed to the highest standards of corporate governance. As stated in our Corporate Governance Guidelines, our Board has determined that it is in the best interests of the Company and our stockholders for both the positions of Chairman of the Board and Chief Executive Officer to be held by our Founder, John Schnatter, at this time. If circumstances change in the future, the Board may determine that these positions should be separated. This policy allows the Board to evaluate whether the Company is best served at any particular time by having the Founder and Chief Executive Officer or another director hold the position of Chairman. Our Board considers this issue carefully in light of the structure the Board believes will be in the best interest of the Company and our stockholders. The positions are currently combined, but were separate during the years of 2005 through 2008.

The Board of Directors believes that Mr. Schnatter is best suited to serve as Chairman because, as our Founder, he is the director most familiar with our business, industry and our franchise system, and can lead the Board in identifying and prioritizing our strategies and initiatives. The combined role facilitates communication between the Board and management and facilitates development and implementation of our Board approved corporate strategy. We believe this current leadership structure is effective. Our independent directors and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Schnatter offers specific Company and industry experience and expertise.

Under our Corporate Governance Guidelines, our independent directors elect a lead independent director. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent lead director having the duties described below, is in the best interests of stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Our Board has three standing committees — Audit, Compensation, and Corporate Governance and Nominating. Each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. See “Committees of the Board of Directors” below for a description of each of these Board committees and its members. The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s financial, strategic and operational issues, as well as the risks associated with each, and that oversight includes a thorough and comprehensive annual review of the Company’s strategic plan. At the committee level, risks are reviewed and addressed as follows:

•

The Audit Committee oversees management of financial risks, information technology and cyber security risks, and the Company’s Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee’s agendas include discussions of individual risk areas throughout the year, and through its oversight of Enterprise Risk Management, the Audit Committee monitors management’s responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program, with oversight of the Audit Committee and a cross‑functional management level Enterprise Risk Management team, helps establish a culture of managing and mitigating risk and coordination of risk management between our executive team and the Board.

•

The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. The Compensation Committee reviews our compensation policies and

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CORPORATE GOVERNANCE

•

practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, including a review of the plan design and governance aspects of our compensation programs discussed below in the Compensation Discussion and Analysis, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

•

The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Ethics and Business Conduct.

While each committee is responsible for evaluating and overseeing the management of such risks, the Board of Directors is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, General Counsel and other Company officers with roles in managing risks.

Lead Independent Director

Our independent directors elected Norborne P. Cole, Jr. to serve as the lead independent director of the Board. The lead independent director has the duties and responsibilities, as approved by the Board’s Corporate Governance and Nominating Committee, to perform the following functions:

•	preside at meetings of the Board in the absence of or when requested to do so by the Chairman;
•	serve as ex officio member of all standing Board Committees;
•	serve formally as liaison between the non‑management Board members and the Founder, Chairman and Chief Executive Officer;
•	establish the dates, agendas and schedules for each Board meeting, in consultation with the Founder, Chairman and Chief Executive Officer;
•	monitor information sent to the Board for quality, quantity and timeliness and discuss this information with the Founder, Chairman and Chief Executive Officer;
•	as needed, call sessions of the independent directors and work with the other independent directors to establish the agenda for those sessions; and
•	make himself available for consultation with and direct communication from major stockholders.

Meetings of the Board of Directors

The Board held ten meetings in 2015. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2015.

Meetings of the Independent Directors

At both the Board and committee levels, the Company’s independent directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with regularly scheduled Board or committee meetings. The lead independent director chairs executive sessions of the Board of Directors.

Annual Meetings of Stockholders

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company’s stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. All of our directors attended the 2015 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NASDAQ listing standards, all of the committees are comprised solely of independent directors. Charters for each of our committees are available on the Company’s website at www.papajohns.com by first clicking on “Investor

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CORPORATE GOVERNANCE

Relations” and then “Corporate Governance.” The charter of each committee is also available in print to any stockholder who requests it.

Audit Committee

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee is responsible for the appointment, compensation and retention of the independent auditors and oversees the performance of the internal auditing function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. The Audit Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The responsibilities of the Audit Committee are more fully described in the Audit Committee’s Charter.

As previously noted, each member of the Audit Committee is independent as determined by the Company’s Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards. In addition, the Board has determined that each of Ms. Kirtley, the Chair of the Audit Committee, Ms. Koellner and Mr. Coleman is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met five times during 2015.

Compensation Committee

The Compensation Committee oversees the Company’s compensation programs and is responsible for overseeing and making recommendations to the Board of Directors regarding the Company’s overall compensation strategies. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company’s executive officers, including the executive officers named in the Summary Compensation Table below (our “named executive officers” or “NEOs”). The Committee has the authority to administer our equity plans and is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non‑employee directors, and for reviewing and approving the establishment of broad‑based incentive compensation, equity‑based, and retirement or other material employee benefit plans. The Committee also reviews risks, if any, created by the Company’s compensation policies and practices and provides recommendations to the Board on compensation‑related proposals to be considered at the Annual Meeting.

The Committee has the authority to retain compensation consultants, outside counsel and other advisers. The Committee has engaged Frederick W. Cook & Company (“F. W. Cook”) to advise it and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers. F. W. Cook does not provide any other services to the Company. The Committee performed an assessment of F. W. Cook’s independence to determine whether the consultant is independent and, based on that assessment, determined that the firm’s work has not raised any conflict of interest and the firm is independent. See “Compensation Discussion and Analysis” for a further description of the Compensation Committee’s use of F. W. Cook during 2015, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2015, and the Committee’s process in setting compensation.

The responsibilities of the Compensation Committee are more fully described in the Committee’s Charter. The Compensation Committee met six times during 2015.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members. In addition, the Committee develops and monitors the process for evaluating Board effectiveness and oversees the development and administration of the Company’s corporate governance policies. The Corporate Governance and Nominating Committee recommended the nomination of five directors for election to the Board at the 2016 Annual Meeting.

As provided in its charter, the Corporate Governance and Nominating Committee leads the search for qualified candidates to serve as new directors, evaluates incumbent directors before recommending renomination, and recommends all such approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Corporate Governance and Nominating Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Corporate Governance and Nominating Committee oversees the

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CORPORATE GOVERNANCE

Company’s compliance program with respect to the Company’s Code of Ethics and Business Conduct and also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under “Approval of Related Person Transactions” below.

The responsibilities of the Corporate Governance and Nominating Committee are more fully described in the Committee’s Charter. The Corporate Governance and Nominating Committee met five times during 2015.

Communications with the Board

Stockholders of the Company may communicate with the Board in writing addressed to:

Board of Directors
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

Nominations for Directors

Identifying Candidates

The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders.

Our Corporate Governance and Nominating Committee considers diversity in its nomination of directors to the Board, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes diversity of race, ethnicity, gender, age, cultural background and personal and business backgrounds. This includes prior board service, financial expertise, international experience, industry experience, leadership skills, including prior management experience, and a variety of subjective factors. The Corporate Governance and Nominating Committee also considers the length of service of the Company’s Board members, balancing the value of long‑standing Board service with the perspective of directors more recently joining the Board. The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board. The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company’s strategic plan and maximize stockholder value in a highly competitive environment. In particular, the Company relies on the skills of its Board members described under “Item 1, Election of Directors” below.

The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company’s Certificate of Incorporation and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company’s principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must comply with certain other requirements set forth in the Company’s Certificate of Incorporation.

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CORPORATE GOVERNANCE

Nominations must be addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below and must be received on a timely basis in order to be considered for the next annual election of directors:

Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

Director Qualifications

The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. In addition to the factors described above, when considering the diversity of the Board, the Committee also considers qualifications that include: business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve and maintain the diversity of the Board. Although the Board does not establish specific goals with respect to diversity, the overall diversity of the Board is a significant consideration in the nomination process. Three of the five nominees for election at the 2016 Annual Meeting are women, and the Board’s collective experience covers a range of experience across different countries and industries.

2016 Proxy Statement     13

Item 1. Election of Directors

During 2014, the Board recommended, and the stockholders approved, an amendment to the Company’s Certificate of Incorporation to eliminate the classification of the Board over a three‑year period. Directors elected at or before the 2014 Annual Meeting of Stockholders continue to serve out their three‑year terms, but directors elected after the 2014 Annual Meeting of Stockholders will be elected to one‑year terms. Therefore, an annual election of all directors will be held beginning at the 2017 Annual Meeting of Stockholders. The Board of Directors is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at eight members. Norborne P. Cole, Jr. has reached the age of retirement under our Corporate Governance Guidelines and is not standing for re‑election at the Annual Meeting. The Board expresses appreciation to Mr. Cole for his many years of service to the Company, including serving as the Chair of the Compensation Committee and our Board’s Lead Independent Director. The Board has reduced the size of the Board to seven members effective immediately prior to the Annual Meeting. The independent directors of the Company will elect a new lead independent director immediately following the Annual Meeting. Committee members and Chairs are also appointed following the Annual Meeting.

Upon the recommendation of the Corporate Governance and Nominating Committee, Christopher L. Coleman, Olivia F. Kirtley, Laurette T. Koellner, Sonya E. Medina and W. Kent Taylor have been nominated as directors to serve a one‑year term expiring at the 2017 Annual Meeting and until their successors are elected or appointed. The remaining two directors will continue to serve their term expiring at the 2017 Annual Meeting of Stockholders in accordance with their previous election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information concerning the nominees for election and each director whose term will continue after the 2016 Annual Meeting, and their ages as of the date of this Proxy Statement.

Nominees for Election to the Board

Christopher L. Coleman
Age: 47 Director since 2012 Committees: Audit, Corporate Governance & Nominating

Mr. Coleman is based in the UK where he is Group Head of Banking at Rothschild. He is a Managing Director of Rothschild, Chairman of Rothschild Bank International and also serves on a number of other boards and committees of the Rothschild Group, which he joined in 1989.

Mr. Coleman’s extensive financial experience and international business acumen provide additional insight and expertise to the Board.

Mr. Coleman currently serves as non‑executive chairman on the board of Randgold Resources. Mr. Coleman has served on the board of Randgold Resources since 2008.

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ITEM 1. ELECTION OF DIRECTORS

Olivia F. Kirtley
Age: 65 Director since 2003 Committees: Audit (Chair); Compensation

Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She has served in this capacity during the past five years. She is also currently President and Board Chairman of the International Federation of Accountants.

Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit, risk management and corporate governance. In addition to her expertise in audit and tax issues developed in part as a senior manager at a predecessor to Ernst & Young LLP, Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President Finance and Chief Financial Officer at that company. She has served as Chairman of the American Institute of Certified Public Accountants and Chairman of the AICPA Board of Examiners.

Ms. Kirtley has served as a director of U.S. Bancorp since 2006 (including as the chairman of its audit committee, member of its governance, compensation and executive committees) and as a director of ResCare, Inc. since 1998 (including as the chairman of its audit committee and member of its governance committee).

Laurette T. Koellner
Age: 61 Director since 2014 Committees: Audit; Corporate Governance & Nominating

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, a subsidiary of American International Group, Inc. (“AIG”) from June 2012 until its May 2014 sale to AerCap Holdings N.V. Ms. Koellner served as President of Boeing International, a division of The Boeing Company, where she served in a variety of financial and business leadership roles from 1997 until 2008, including as a member of the Office of the Chairman and Boeing’s Chief Administration and Human Resources Officer. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corp.

As a former executive of a publicly traded company, Ms. Koellner brings extensive experience to the Board in the areas of corporate governance, finance and accounting, and international business.

Ms. Koellner served as an independent director of Hillshire Brands, Inc. from 2001 to 2014, at which time it was sold to Tyson Foods. She served as an independent director of AIG from 2009 to 2012. She currently serves on the board of directors of Celestica, Inc., The Goodyear Tire & Rubber Company and Nucor Corporation.

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ITEM 1. ELECTION OF DIRECTORS

Sonya E. Medina
Age: 40 Director since 2015 Committee: Corporate Governance & Nominating

Ms. Medina was appointed to the Board in September, 2015, following her recommendation to the Corporate Governance and Nominating Committee by one of the independent members of the Board. Ms. Medina is a government and public affairs strategist. She has served as a consultant to the City of San Antonio since March 2015, and as a consultant to Silver Eagle Distributors, the nation’s largest distributor of Anheuser-Busch products, since July 2013. She served as Vice President, Community and External Affairs for Silver Eagle Distributors from 2009 to 2013.

Ms. Medina brings leadership, strategy and multi-cultural marketing experience to the Board. She also brings insight into government affairs, through her prior experience as a White House Commission Officer.

She is active in community and civic affairs and currently serves on the board of directors of the San Antonio Hispanic Chamber of Commerce.

W. Kent Taylor
Age: 60 Director since 2011 Committee: Compensation

Mr. Taylor is the founder and Chief Executive Officer of Texas Roadhouse, Inc. a full‑service, casual dining restaurant chain with locations across the U.S. and in several foreign countries. He served as Chief Executive Officer of Texas Roadhouse from 2000 until 2004, and again from August 2011 to the present, and he has served as its executive Chairman since 2004. Before founding the Texas Roadhouse concept in 1993, Mr. Taylor founded and co‑owned Buckhead Bar and Grill in Louisville, Kentucky.

His more than 26 years of experience in the restaurant industry provides the Board with additional expertise in the Company’s industry, and he also brings to the Board experience in founding and serving as a chief executive officer and director of a public company.

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ITEM 1. ELECTION OF DIRECTORS

Directors Continuing in Office

John H. Schnatter
Age: 54 Director since 1990 Founder, Chairman & CEO

Mr. Schnatter founded Papa John’s in 1984 and opened the first Company restaurant in 1985. He currently serves as Founder, Chairman and Chief Executive Officer. He previously served as Co‑ Chief Executive Officer from April 2010 to April 2011, Chief Executive Officer from April 2009 to April 2010, Interim Chief Executive Officer from December 2008 to April 2009, Executive Chairman from 2005 until May 2007, as Chairman of the Board and Chief Executive Officer from 1990 until 2005, and as President from 1985 to 1990, from 2001 to 2005, and from 2014 to 2015.

Mr. Schnatter’s role as our Founder and brand spokesperson makes him uniquely qualified to chair the Board of Directors while also acting as our Chief Executive Officer. Mr. Schnatter’s experience and entrepreneurial skills offer vision in leading the Board and building our brand, with a consistent focus on maintaining product quality and providing a superior customer service experience. His experience in research and development, quality assurance and supply chain management are critical to our business and our franchise business model.

Mark S. Shapiro
Age: 46 Director since 2011 Committees: Audit; Corporate Governance & Nominating (Chair)

Mr. Shapiro has served as Chief Content Officer of IMG since 2014.  He served as Chief Executive Officer of Dick Clark Productions from May 2010 to October 2012, and as an executive producer at Dick Clark Productions from October 2012 until 2014. Prior to that, he served as a Director, President and Chief Executive Officer of Six Flags, Inc., a theme park company, from 2005 to 2010. Prior to joining Six Flags in 2005, Mr. Shapiro spent 12 years at ESPN, Inc. where he served as Executive Vice President, Programming and Production and in various other capacities for both ESPN and ABC Sports.

Coupling his board service with experience in executive level positions at large organizations facing complex business challenges, Mr. Shapiro brings business acumen and operational expertise to many of the issues and challenges facing public companies, along with innovation and insight in the areas of content creation, marketing and branding.

Mr. Shapiro has served as a director of Live Nation Entertainment, Inc. since 2008 (including service on its compensation committee); as a trustee of Equity Residential since January 2010 (including service on its compensation and nominating and governance committees); and as a director of Frontier Communications Corporation since March 2010 (including service on its nominating and governance committee). Mr. Shapiro is also Chairman of Captivate Network, a privately held company.

There are no family relationships among the Company’s directors, director nominees and executive officers.

2016 Proxy Statement     17

s
Executive Compensation — Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation philosophy and program for our named executive officers (“NEOs”) identified below.

Named Executive Officer	Title
John H. Schnatter	Founder, Chairman, and Chief Executive Officer
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Steve M. Ritchie	President and Chief Operating Officer
Timothy C. O’Hern	Senior Vice President and Chief Development Officer
Robert C. Kraut	Former Senior Vice President and Chief Marketing Officer*

*As previously disclosed, Mr. Kraut resigned from his position on September 3, 2015.

Executive Summary

We focus our compensation program for executives on financial, strategic and operational goals established by the Board of Directors to create value for our stockholders. Our guiding compensation principle is to pay for performance, supporting our objective to create value for our stockholders. Our compensation program is designed to motivate, measure and reward the successful achievement of our goals without promoting excessive or unnecessary risk taking. We believe this is best accomplished by structuring our executive compensation program to:

•	focus on pay for performance with
▪	cash compensation that rewards achievement of short‑term performance targets tied to our annual operating budget and business plan, and
▪	equity‑based compensation that aligns the interests of our executives with those of our stockholders and encourages a long‑term planning horizon; and
•	be competitive, allowing us to attract, retain and motivate qualified executives.

In 2015, we continued to deliver on our “Better Ingredients, Better Pizza” promise. Our focus on industry leading quality, innovation and a superior customer experience enhances the strength of our brand and provides the foundation for continued profitable growth. Despite aggressive competitor pricing and promotion strategies, the execution of our strategy in 2015 led to strong year over year financial and operating performance, including the following:

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

We also achieved:

•	Revenue growth of 2.5% ($1.64 billion for 2015 compared to $1.60 billion for 2014);
•

Diluted earnings per share (“EPS”) growth of 8.0% ($1.89 per share for 2015 compared to $1.75 per share for 2014) including a legal settlement which reduced EPS by $0.20. Excluding the settlement, EPS increased 19.4%. We believe the EPS measure excluding the settlement provides a more comparable measure of our growth and underlying business trends; and

•	Pizza category leader in customer satisfaction among limited service restaurants, according to the 2015 American Customer Satisfaction Index.

Papa John’s has delivered total shareholder return of 314% over the five year period ended December 31, 2015, with an annual compound shareholder return of 33% during that period. A $100 investment in Papa John’s at the beginning of 2011 would have grown to $414 at the end of 2015 (assumes reinvestment of dividends), more than doubling the return of the S&P 500 over the same period.

Tying Pay to Performance

To execute our strategy and continue to deliver strong growth, the Compensation Committee has tied the bulk of NEO compensation to short- and long-term performance objectives.

In 2015, the Committee applied our pay-for-performance philosophy by:

•

Basing the 2015 Short‑Term Management Incentive Plan (“MIP”), our formula‑based annual cash incentive plan, on pre‑tax income as well as non‑income measures of net domestic and international unit development, and domestic and international combined comparables (comparable sales + comparable transactions), each of which we consider critical to our strategic, financial, and operational success.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•

Granting performance‑based restricted stock units (“Performance-based Units”) that pay out only if the Company achieves targeted goals over three years on three key metrics: domestic system comparable sales, international system comparable sales, and net global unit openings. These metrics are the primary drivers of the Company’s business, and the targeted goals align with our strategic plan. Payouts under these awards are further subject to a threshold achievement of EPS growth.

•	Granting both stock option and restricted stock awards that vest over a period of years, thereby tying executive compensation to long‑term service and the creation of long‑term stockholder value.

Consistent with our “pay for performance” compensation philosophy,  executives with the greatest potential to impact the Company’s success receive a greater proportion of variable compensation. The Company believes that placing a heavier emphasis on “at risk” variable compensation focuses the NEOs on achieving the Company’s strategic and performance objectives. For 2015, 74% of our CEO’s compensation and 68% of our NEOs’ compensation was tied to specific performance objectives or appreciation in our stock price.

Stockholder Input/Say‑on‑Pay Vote

The Company considers input from stockholders, including the results of the annual advisory vote on executive compensation (“say‑on-pay proposal”), in determining compensation for executives. At our 2015 annual meeting of stockholders held in April 2015, approximately 99% of the votes cast on the say‑on‑pay proposal at that meeting were in favor of the say-on-pay proposal, which was one of many factors the Committee considered in determining compensation for our NEOs. The Compensation Committee will continue to consider the outcome of the Company’s say‑on‑pay votes when making future compensation decisions for the NEOs.

Governance Aspects of Our Executive Compensation Program

Consistent with stockholder interests and market best practices, our executive compensation program includes the following sound governance features:

•	No tax “gross‑ups” or “single‑trigger” change of control payments.
•	No repricing or cash buyouts of underwater stock options.
•

Our annual grants of equity awards for executives and employees provide for a three‑year graded vesting period and Performance-based Units have a three-year period for full vesting of awards and rolling three-year performance periods.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•

Our incentive plans provide for the “claw back” of certain compensation payments if the Company is required to prepare an accounting restatement, and an executive received a cash or equity award based on the achievement of performance goals that are later determined, as a result of the accounting restatement, not to have been achieved.

•

Other risk mitigation features include stock ownership requirements, multiple performance metrics to deter focus on a singular performance goal, and limits on quarterly payouts under the MIP, as well as an annual risk assessment by the Compensation Committee.

•	No dividends or dividend equivalent rights on unexercised stock options or unearned Performance‑based Units.
•	Very limited perquisites and other benefits.
•	The Compensation Committee engages an independent compensation consultant.

Competitive Compensation

Market pay levels and practices, including those of a self-selected peer group, is one of many factors the Compensation Committee considers in making compensation decisions. The market review is intended to provide an external framework on the range and reasonableness of compensation and to ensure we are able to provide competitive compensation needed to attract and retain the caliber of leadership critical to our success. The Compensation Committee reviews market data for all pay elements, but does not target NEO compensation with respect to a specific benchmark, such as “median” or “50th percentile.” The Compensation Committee believes that dependence solely on benchmark data can detract from the focus on the performance of the individual NEO and its relation to Company performance.

The Compensation Committee periodically reviews compensation practices of its self-selected peer group, developed in consultation with F. W. Cook, its independent compensation consultant. This peer group, listed below, was used in the 2015 compensation decisions. There were no changes to the peer group from the prior year. The Committee believes the companies in the peer group share many characteristics with the Company, including a common industry, similar market capitalization and other financial criteria and are an appropriate group of comparable companies with which we compete for executive talent.

PEER GROUP

Brinker International, Inc.	Denny’s Corp.	Red Robin Gourmet Burgers, Inc.
Buffalo Wild Wings, Inc.	DineEquity, Inc.	Ruby Tuesday, Inc.
CEC Entertainment	Domino’s Pizza, Inc.	Sonic Corp.
The Cheesecake Factory, Inc.	Jack in the Box, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Krispy Kreme Doughnuts, Inc.	The Wendy’s Company
Cracker Barrel Old Country Store, Inc.	Panera Bread Company

Role of Compensation Consultant

The Compensation Committee directly retained F.W. Cook as its independent compensation consultant. F.W. Cook reports directly to the Compensation Committee and does not provide any other services to the Company. In 2015, the Compensation Committee reviewed and assessed F.W. Cook’s independence pursuant to SEC and NASDAQ rules and determined that the firm is independent and had no conflicts of interest with the Company. The Committee seeks input from F. W. Cook on compensation trends, appropriate peer group companies and market survey data, and specific compensation decisions as discussed in this Compensation Discussion and Analysis.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Role of the CEO in Compensation Decisions

The Compensation Committee considers input from Mr. Schnatter, who reviews the performance of the NEOs and executives (other than himself), provides his recommendations to the Committee on NEO and other executives’ compensation, and provides perspective on the performance of the management team. Our Senior Vice President, Human Resources, Chief Financial Officer, and President and Chief Operating Officer also support the Compensation Committee’s executive compensation process and regularly attend portions of Committee meetings at the invitation of the Committee. The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO present, and in accordance with NASDAQ rules, Mr. Schnatter was not present when his compensation was being discussed or approved.

Elements and Analysis of 2015 Executive Compensation

In 2015, the Compensation Committee continued its annual practice of reviewing for each NEO the following components of executive compensation, collectively referred to as “total direct compensation”:

•	base salary;
•	short‑term cash incentives (which may be realized only to the extent that quarterly or annual performance targets are met); and
•	long‑term compensation, consisting of equity‑based incentives (a combination of Performance‑based Units, time‑based restricted stock, and stock options).

The Committee determination of each NEO’s compensation was based on a qualitative and quantitative review and assessment of many factors, including the individual’s performance, scope of responsibilities, depth and breadth of overall leadership experience, and the importance of the position to the successful execution of our strategies.

Target total direct compensation for 2015 approved by the Compensation Committee for each NEO increased from 2014 due to a number of factors, including, succession planning, individual performance, increased scope of responsibilities and organizational changes. The Compensation Committee believes NEO compensation is appropriate given the Company’s relative size, geographic location, scope of responsibilities of the NEOs, and performance.  Actual total cash compensation paid was dependent on the achievement of specific performance goals, discussed in detail below, while the ultimate value of long‑term equity awards will depend on future stock performance, and in the case of Performance‑based Units, the achievement of three-year performance goals.

Compensation of our Founder, Chairman and Chief Executive Officer

In 2015, the Compensation Committee reviewed Mr. Schnatter’s performance, including recognition of the significant growth of the Company under his leadership as Founder, Chairman and Chief Executive Officer and his unique and instrumental role in building the Papa John’s brand through his role as brand spokesperson. Although Mr. Schnatter’s outstanding performance warranted an increase in his base compensation, Mr. Schnatter requested that the Committee again forego an increase to his 2015 compensation and instead focus any compensation increases on his executive leadership team, including the other NEOs. Mr. Schnatter’s 2015 base salary of $900,000, his 90% bonus target under the MIP and his annual long‑term equity incentive award of $1,000,000 were consistent with his 2014 compensation. Additionally, Mr. Schnatter was granted Performance‑based Units covering a three‑year performance period from 2015‑2017, the same as the other NEOs. See “The Role of Equity Awards” section below for further details of the 2015‑2017 Performance‑based Units. The Compensation Committee considers Mr. Schnatter’s individual pay elements, and target total direct compensation, including the additional contractual obligations discussed below, against market data, and the Committee believes this compensation is appropriate in light of Mr. Schnatter’s performance, length of service, experience, and his unique roles and contributions to Papa John’s.

As Founder and Chairman, Mr. Schnatter also receives compensation under the August 9, 2007 Agreement for Services as Chairman (the “Chairman Agreement”), Agreement for Services as Founder (the “Founder Agreement”) and Exclusive License Agreement (the “License Agreement”). Under the Chairman and Founder Agreements, the Company agreed to make annual grants of stock options to Mr. Schnatter with a minimum grant date fair value of $600,000 ($300,000 under each agreement), or such greater amount as may be determined by the Compensation Committee. The Committee takes these contractual commitments and grants of stock options into account when assessing and determining Mr. Schnatter’s

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total compensation. The actual total grant date fair value of Mr. Schnatter’s awards in 2015 under the Chairman and Founder Agreements was $660,000, reflecting Mr. Schnatter’s valuable contributions to the Company and to the strength and value of the Company’s brand. These grants, which were made in February 2015, were in addition to the awards granted to Mr. Schnatter under the Company’s annual long‑term incentive program.

In entering into these agreements in 2007, the Company’s Compensation Committee primarily focused on Mr. Schnatter’s key role as brand spokesperson, the critical nature of his public appearance services to the Company, and intellectual property rights associated with Mr. Schnatter’s name and likeness to the Company’s brand. The Compensation Committee believes that the arrangements are appropriate and protect the long‑term value of the brand because these agreements were entered into with the specific purpose of protecting the Company's right to use Mr. Schnatter's image, voice, photographs and film footage in connection with marketing and promotion of the brand over the long-term. The Company agreed that in exchange for the exclusive license grant, it will grant options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), and subject to termination provisions contained in the License Agreement, the term of the License Agreement continues for fifty (50) years following Mr. Schnatter’s death. These guaranteed amounts are only a small percentage of Mr. Schnatter's total compensation, and the stock options under the Chairman and Founder agreement are not on top of the other compensation awarded to Mr. Schnatter, but rather serve as an off-set to other compensation which might be awarded outside the agreements.  The ultimate value of these stock options is highly sensitive to the performance of the Company. Further, the Committee has been advised by its independent compensation consultant that the arrangement is appropriate and used at companies in which a founder’s image and likeness is strongly associated with the brand.

The following illustrates the alignment between Company performance, based on EPS growth, a key metric that correlates to long‑term stockholder value, and the compensation of our Founder, Chairman and Chief Executive Officer:

*excluding ($.20) impact of one-time legal settlement in 2015

Compensation of Other NEOs

In recognition of their substantial contributions to the Company’s profitable growth, to reflect their performance and expanding responsibilities and to ensure retention through competitive compensation levels, the Compensation Committee in February 2015, with the input of Mr. Schnatter, approved for each of the other NEOs a base salary increase,  an annual equity award consisting of equal values of non‑qualified stock options and restricted stock awards and a grant of Performance-based Units covering the 2015‑2017 three-year performance period.

The Committee approved additional compensation changes on July 29, 2015 to reflect the outstanding performance of each other NEO, the market competitiveness of their roles, and to promote retention of each NEO, which is important to the Company’s continued success. Mr. Ritchie was promoted to President and due to his increasing responsibility, he was awarded a one-time equity grant valued at approximately $450,000 vesting at the end of three years, and his base

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

salary was increased to $650,000 from $550,000. The Compensation Committee also increased the long-term incentive values for each member of the executive leadership team, other than Mr. Schnatter,  as follows for the NEOs:  $650,000 for Mr. Ritchie (previously $600,000), $515,000 for Chief Administrative Officer and Chief Financial Officer Lance Tucker (previously $450,000), $400,000 for Chief Development Officer Timothy C. O’Hern (previously $370,000), and $400,000 for former Chief Marketing Officer Robert C. Kraut (previously $290,000).  The additional awards representing the increased values consisted of equal amounts of non-qualified stock options and time-based restricted shares with graded vesting over three years and a 10-year life for the stock options.

The Role of Cash Compensation

Base Salary

Annual base salary increases are typically considered each year and also upon organizational changes that may occur throughout the year. No executive officer has a guaranteed salary increase. The analysis for adjustments to base salary compensation takes into account all of the factors described under “Elements and Analysis of 2015 Executive Compensation” above.

Short-Term Cash Incentive Compensation

There were no significant changes to the structure of the short‑term incentive program as the Committee determined that the plan design effectively targeted the fundamental drivers of our business. All of the goals and weightings remained consistent with 2014. In 2015, our short‑term incentive program consisted of the MIP, which provides quarterly and annual cash payouts to the NEOs and others within the Company based upon achievement of pre‑established performance goals. Similar to prior years, we again included a 150% of target award limit on our non‑income metrics, which were net unit development (North America and international) and combined comparables (North America and international) (in each case, as defined and calculated in the table below). The 150% limit for the quarterly metrics is applied after aggregation of the two quarterly metrics on a weighted, combined basis. During payment calculations, any awards above 150% of target would be retained in a pool for potential payout at year‑end. To the extent actual pre‑tax income exceeded the 2015 budgeted amount, all or a portion of the additional awards retained in the pool as a result of the 150% limit during each payment date (along with amounts above 150% of target on the annual net development metrics) would be available for payment. The Company believes the plan design with built‑in limits prevents paying excessive awards when our pre-tax income does not meet our objectives for the full year, and is an important element in mitigating risk of focusing on short‑term performance. For 2015, all payments on our non-income metrics were below the 150% threshold; therefore, no amounts were retained in the pool for additional award payments to participants, including the NEOs.

Overall payout under the MIP is capped at an individual level of 300% of annual base salary.

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In 2015, performance metrics and the target and actual results of the MIP included:

						Actual
				Full Year		Payout			Award
Metric	Definition	Target		Actual Results		Percentage		Weighting	Frequency
Pre-Tax; Post-MIP Operating Income	Consolidated pre-tax corporate operating income.(1)	$76,782,000	(2)	$80,221,000		155%		45%	Annual
Net Development	Domestic system-wide store openings less store closings.	70 units	(2)	48 units		8%	(3)	10%	Annual
Net Development	International system-wide store openings less store closings.	178 units	(2)	182 units		107%	(3)	15%	Annual
Combined Domestic Comparable Sales and Comparable Transactions (“North America Combined Comps”)	Domestic system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus domestic system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.		(2) (4)		(4)	100%	(3)	15%	Quarterly
Combined International Comparable Sales and Comparable Transactions (“International Combined Comps”)	International system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus international system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.		(2) (4)		(4)	122%	(3)	15%	Quarterly
(1)

We exclude PJ Food Service (commissary) income from the operating income component of the MIP results to appropriately incentivize our management team to control food costs for our franchise and corporate restaurants.  We also excluded the one time impact of a litigation settlement in 2015 which had an impact on our financial results. As further described in our Form 10-K for the fiscal year ended December 27, 2015, non-GAAP results excluding the legal settlement should not be construed as a substitute for or a better indicator of the Company’s performance than the Company’s GAAP results. Management believes presenting certain financial information without the legal settlement is important for purposes of comparison to prior year results and uses this metric to evaluate the Company’s underlying operating performance and to analyze trends.

(2)

Any payout under the MIP is subject to threshold levels in each performance metric. For 2015, the threshold levels were: Pre‑Tax Income of $70.6 million; Net Development — Domestic of 46 units; and Net Development — International of 118 units. Please refer to Footnote (4) for discussion of Comparable Sales and Transactions targets.

(3)	For 2015, none of the non‑income measures yielded a payout in excess of the 150% governor at the time of payment.
(4)

We do not disclose comparable transactions for competitive reasons. For comparability purposes, the domestic combined comparables metric yielded a 128% award in 2014 and a 111.5% award in 2013. For comparability purposes of our combined international comparable sales and transactions metric, in our 2014 fiscal year, the first year this metric was included, the metric yielded a 73% award. Each of these percentage yields is expressed as a percentage of the applicable target awards.

Performance targets for each performance metric were set by the Committee in relation to the Company’s targets contained in the annual budget and operating plan. Achievement of these metrics beyond the targets established by the Committee results in payouts beyond the target award for each NEO, capped at 300% of annual base salary. In 2015,

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the MIP awards (expressed as a percentage of base salary and an actual dollar amount) for each current NEO were as follows:

		Target
		Short‑Term	Target	Actual
		Incentive	Short-Term	Short-Term	Actual
		Award	Incentive	Incentive	Award
		(% of Base	Award	Award	(% of 2015
Named Executive Officer	Title	Salary)(1)	($)	($)	Base Salary)
John H. Schnatter	Founder, Chairman, and Chief Executive Officer	90%	810,000	972,026	108%
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	75%	371,755	445,852	90%
Steve M. Ritchie	President and Chief Operating Officer	75%	436,298	521,448	90%
Timothy C. O’Hern	Senior Vice President and Chief Development Officer	75%	293,654	352,181	90%

(1)	Reflects pro‑rated annualized base salary and target awards due to increases in 2015 (other than Mr. Schnatter who received no increase).

Each NEO’s actual annual incentive award payment in the table above is determined by formula based on the Company’s achievement of the pre‑established performance targets discussed above. As noted above, each performance metric target is derived from the Board‑approved annual budget and operating plan. By tying the targets to the budget and operating plan, we believe that the plan rewards performance, and payments will generally correlate to our operating results in a given year. Actual 2015 results for all metrics produced an aggregate payout of 120% of target.

Our NEOs also participated in the Quality Service Incentive Plan (“QSIP”), which did not materially increase their short‑term incentive potential. The QSIP is available to a wider group of employees and underscores the key customer service and quality fundamentals of our business. A $9,000 per participant total award was targeted for our NEOs based on an indexed achievement level with a maximum award of $25,155 per participant. In 2015, a total award of $12,497 was paid to each current NEO under this plan.

The Role of Equity Awards

Our long‑term incentive compensation program for executive officers consists of stock options, time‑vested restricted stock and Performance‑based Units.

Stock Options and Time‑Vested Restricted Stock. We award stock options because they are inherently performance‑based, meaning that their value only increases if the market price of our common stock increases over time. In addition, stock options and restricted stock provide long‑term compensation to our NEOs in the form of additional equity, helping to build a culture of ownership among our executives. Finally, we believe that both stock options and restricted stock awards are a strong executive retention tool and align the interests of our executives with the interests of stockholders. The options and time-vested restricted stock awarded in 2015 generally have a three‑year graded vesting schedule (i.e., one‑third vests per year), and the stock options have a ten‑year term.

The determination of the annual grant value levels is a function of a number of factors considered by the Compensation Committee, including market competitiveness, level of position within the organization, significance of the individual to the Company’s strategy and success, and the level of “total direct compensation” deemed to be appropriate for the NEO.

In February 2015, our Compensation Committee approved the annual grant of stock options and time‑based restricted stock to each NEO in accordance with our equity grant practices policy, with the effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on February 26, 2015, two days after the release of our fourth quarter and full‑year 2014 earnings.

In July 2015, the Committee also approved additional stock option and time‑based restricted stock awards to Messrs. Tucker, Ritchie, O’Hern and Kraut as discussed above under “Compensation of Other NEOs.” These awards

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had an effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on August 6, 2015, two days after the release of our second quarter 2015 earnings.

Performance‑based Units.  We believe the Performance‑based Units encourage focus on the company’s long‑term strategic goals, motivate and retain our executive leadership team and align interests with the Company’s stockholders.

In February 2015, the Committee approved a grant of Performance‑based Units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2015‑2017) that will vest in February 2018 if the pre‑established Company performance targets are achieved at the end of the three‑year period. A 10% EPS Compounded Annual Growth Rate over the applicable three‑year period and a threshold level with respect to achievement of each performance goal (described below) must be attained for the Performance-based Units to vest. Achievement of these metrics beyond the targets established by the Compensation Committee results in increasing payouts above the target award (calculated on a straight line basis) for each NEO.

The 2015 target performance metrics and the one year results as of fiscal year‑end 2015 included:

			1-Year
			Results at
Metric	Definition	Target	FYE 2015	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	9.0%	4.2%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	18.2%	6.9%	20%
Number of Global Units at End of 2017	Domestic & international system-wide store openings less store closings	5,388 units	4,893 units	50%

The 1-year EPS Compounded Annual Growth Rate was 8% at fiscal year-end 2015.

In February 2014, the Committee approved a grant of Performance‑ based Units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2014‑2016) that will vest in February 2017 if the pre‑established Company performance targets are achieved at the end of the three‑year period. A 10% EPS Compounded Annual Growth Rate over the applicable three‑year period and a threshold level with respect to achievement of each performance goal (described below) must be attained for the Performance-based Units to vest. Achievement of these metrics beyond the targets established by the Compensation Committee results in increasing payouts above the target award (calculated on a straight line basis) for each NEO.

The 2014 target performance metrics and the two year results as of fiscal year‑end 2015 included:

			2-Year
			Results at
Metric	Definition	Target	FYE 2015	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	7.8%	10.9%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	19.7%	14.3%	20%
Number of Global Units at End of 2016	Domestic & International system-wide store openings less store closings	5,323 units	4,893 units	50%

The 2-year EPS Compounded Annual Growth Rate was 10.45% at fiscal year-end 2015.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Stock ownership by our NEOs is a key consideration in making compensation decisions. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs.

The ownership guidelines for our current NEOs are:

		Ownership Guideline
		as a Multiple of Base	Guideline
NEO	Title	Salary (x)	($)
John H. Schnatter	Founder, Chairman and Chief Executive Officer	5.0x	4,500,000
Steve M. Ritchie	President and Chief Operating Officer	3.0x	2,400,000
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	1.0x	515,000
Timothy C. O’Hern	Senior Vice President and Chief Development Officer	1.0x	410,000

NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level, with annual progress required as follows: Year 1, 10%; Year 2, 25%; Year 3, 45%; Year 4, 70%; and Year 5, 100%.

Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. Sources of ownership for measurement purposes include:

•	stock personally or otherwise beneficially owned directly or indirectly;
•	stock equivalent units held in our nonqualified deferred compensation plan;
•	stock held in a 401(k) account or other qualified retirement account, such as an IRA;
•	unvested restricted stock (excluding Performance-based Units); and
•	the net value (gross sale price, less option exercise price) of shares subject to vested, but unexercised, stock options.

The Compensation Committee reviews the Stock Ownership Guidelines on an annual basis when considering annual equity grants. As of December 31, 2015, all NEOs met or exceeded the guidelines. In addition to this regular review, the Compensation Committee receives periodic reports detailing the extent to which each executive officer has achieved the required ownership level. Our short‑ term incentive program gives the Committee the discretion to award any portion of resulting payouts in the form of stock, instead of cash, to assist a participant in meeting the guidelines.

Tax and Accounting Policies

Deductibility of compensation expense under Section 162(m) of the Internal Revenue Code has not been a material consideration for our Compensation Committee to date based on the levels and types of compensation we pay. In setting total compensation, the Compensation Committee considers the impact of Section 162(m), and seeks to preserve deductibility of most compensation paid to executive officers, while reserving some flexibility in awarding compensation, with the objective of attaining our primary goal of setting compensation to support the Company’s business strategy.  However, our time‑based restricted stock awards do not qualify for tax deductibility under Section 162(m) to the extent the $1,000,000 limit is exceeded because the awards are subject only to time‑based vesting requirements.

We expense the cost of employee stock‑based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification “Compensation — Stock Compensation” (which we refer to as the ASC Stock Compensation Topic). We recorded stock‑based compensation expense of $9.4 million in 2015, $8.7 million in 2014 and $7.4 million in 2013. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.

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Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10‑K for the year ended December 27, 2015 and in this Proxy Statement.

COMPENSATION COMMITTEE

Norborne P. Cole, Jr., Chairman

Olivia F. Kirtley

W. Kent Taylor

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

									Change
									in Pension
									Value and
									Non-qualified
								Non-Equity	Deferred
				Stock		Option		Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards		Awards		Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(2)		($)(3)	($)	($)(4)		($)
John H. Schnatter	2015	900,000	—	600,081		1,160,019	(5)	984,524	—	—		3,644,624
Founder, Chairman and	2014	900,000	—	600,048		1,160,011	(5)	796,087	—	—		3,456,146
Chief Executive Officer	2013	838,170	—	500,120		1,160,041	(5)	768,364	—	—		3,266,695
Lance F. Tucker	2015	495,673	—	357,654		257,501		458,349	—	7,950		1,577,127
Senior Vice President,	2014	462,109	—	285,024		185,008		310,174	—	3,900		1,246,215
Chief Financial Officer, Chief	2013	423,365	—	185,087		185,010		256,807	—	3,825		1,054,094
Administrative Officer and Treasurer
Steve M. Ritchie	2015	581,731	—	650,162		550,037		533,945	—	7,950		2,323,825
President and Chief Operating Officer	2014	452,332	—	407,566		307,522		299,272	—	—		1,466,692
	2013	350,069	—	247,585		247,516		174,718	—	—		1,019,888
Timothy C. O’Hern	2015	391,538	—	300,093		200,020		364,678	—	7,950		1,264,279
Senior Vice President and	2014	350,962	—	225,038		125,012		225,268	—	3,900		930,180
Chief Development Officer	2013	293,352	—	112,571		112,517		147,701	—	3,825		669,966
Robert C. Kraut	2015	286,488	—	407,456	(6)	258,011	(7)	85,803	—	326,810	(8)	1,364,568
Former Senior Vice President and	2014	382,731	—	312,564		112,511		243,377	—	14,828		1,066,011
Chief Marketing Officer
(1)

The amounts in the Stock Awards column reflect the aggregate grant date fair value for each respective fiscal year related to both time-based restricted stock granted in 2015, 2014 and 2013 and Performance-based Units granted in 2015 and 2014, respectively. All fair values were computed in accordance with the applicable Accounting Standards Codification (ASC) Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal years ended December 27, 2015, December 28, 2014, and December 29, 2013, included in the Company’s Annual Report on Form 10-K. For each of 2014 and 2015, amounts reported include the value of performance-based restricted stock units based on the probable outcome of performance conditions at 100% at the grant date resulting in a $100,000 value at the grant date for each NEO.

(2)

The amounts in the Option Awards column reflect the aggregate grant date fair value for each respective fiscal year related to stock options granted in 2015, 2014 and 2013, respectively, computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal years ended December 27, 2015, December 28, 2014 and December 29, 2013, respectively, included in the Company’s Annual Report on Form 10-K.

(3)

The amounts in the Non-Equity Incentive Plan Compensation column for 2015, 2014, and 2013 include payments earned by each NEO pursuant to the 2015, 2014, and 2013 Management Incentive Plans, based on corporate performance metrics for 2015, 2014, and 2013. The amounts in the Non-Equity Incentive Plan Compensation column for 2015, 2014, and 2013 also include payments earned by the NEO pursuant to the 2015, 2014, and 2013 QSIP, based on corporate performance during 2015, 2014, and 2013.

For the year ended December 27, 2015, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2016. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2015, respectively. Amounts in the table above for 2015 include a $12,497 payment under the North American and International QSIP for each NEO other than Mr. Kraut, who received a $8,458 payment under the QSIP.  All other amounts are pursuant to the MIP.

For the year ended December 28, 2014, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2015. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2014, respectively. Amounts in the table above for 2014 include a $10,450 payment under the North American and International QSIP for each NEO. All other amounts are pursuant to the MIP.

For the year ended December 29, 2013, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2014. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August, and November, 2013, respectively. Amounts in the table above for 2013 include a $13,450 payment under the North American and international QSIP for Mr. Schnatter and $11,983 under the North American QSIP for the other NEOs.  All other amounts are pursuant to the MIP.

(4)

Amounts in the All Other Compensation column for 2015 include the Company’s matching contribution to the NEO’s account in the Company’s nonqualified deferred compensation account. See also footnote 8 below for Mr. Kraut.

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EXECUTIVE COMPENSATION

(5)

Pursuant to the terms of the Chairman Agreement, Founder Agreement and License Agreement described above under the Compensation Discussion and Analysis, we agreed to make annual grants of stock options to Mr. Schnatter with a minimum value of $600,000 ($300,000 under each of the Founder Agreement and Chairman Agreement), or such greater amount as may be determined by the Compensation Committee. The specific terms of each grant of stock options, including the grant date and exercise price, are determined by the Compensation Committee. Of the value in the Option Awards column for Mr. Schnatter, for each year, $660,000 of the amount relates to the grants under the Founder Agreement and Chairman Agreement. The Chairman Agreement will remain in effect so long as Mr. Schnatter is a director of the Company and remains Chairman as elected by our Board of Directors. The Founder Agreement will remain in effect until terminated by either party on 30 days’ notice. Under the License Agreement, Mr. Schnatter granted the Company an exclusive right to use his identity in the Company’s current and future operation. This license grant allows the Company to use Mr. Schnatter’s image, voice, photographs and film footage in connection with the Company’s marketing and promotion of the Papa John’s brand. We agreed that in exchange for the exclusive license grant, we will grant stock options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), subject to termination provisions contained in the License Agreement.

(6)

Mr. Robert Kraut was awarded 2,269 shares of time-based restricted stock with an aggregate grant date fair value of $145,034 in February 2015, and in August 2015 he was awarded 759 shares of time-based restricted stock with an aggregate grant date fair value of $55,035. As a result of his September 2015 separation, he forfeited 1,513 shares from the February 2015 grant and 759 shares from the August 2015 grant. He was awarded 1,565 Performance-based Units in February 2015 with an aggregate grant date fair value of $100,035, all of which were forfeited as a result of his September 2015 separation. By the terms of Mr. Kraut’s October 7, 2013 employment agreement, which provides for credit for an additional six months of service for vesting in outstanding stock options and time-based restricted stock upon a termination other than for “cause”, a portion of his unvested restricted stock granted in 2015, 2014, and 2013 was modified to accelerate vesting to his separation date. The total amount in the table above represents the grant date fair value of the February and August 2015 time-based restricted stock grant ($200,069), the February 2015 Performance-based Units ($100,035), and the fair value of the accelerated vestings from 2015, 2014, and 2013 ($107,352).

(7)

Mr. Robert Kraut was awarded an option for 8,584 shares of common stock in February 2015 with an aggregate grant date fair value of $145,012, and in August 2015 he was awarded an option for 3,028 shares of common stock with an aggregate grant date fair value of $55,011. As a result of his September 2015 separation, he forfeited 5,723 shares from the February 2015 grant and 3,028 shares from the August 2015 grant. By the terms of his employment agreement described in footnote 6 above, a portion of his unvested stock options granted in 2015, 2014, and 2013 was modified to accelerate vesting to his separation date. The total amount in the table above represents the grant date fair value of the February and August 2015 stock option grant ($200,023), and the fair value of the accelerated vestings from 2015, 2014, and 2013 ($57,988).

(8)

On September 3, 2015, Mr. Kraut separated from the Company, and under the terms of his employment agreement, which provides for nine months base salary and pro rata bonus upon termination other than for “cause”, he received for the remainder of 2015 payments totaling $326,810, representing the remainder of 2015 base salary, accrued and estimated bonus for the Annual 2015 award under the MIP plan, and payment of accrued vacation and other benefits. In accordance with his employment agreement, Mr. Kraut will be paid an additional sum of $186,346 in 2016 representing base salary.

2016 Proxy Statement     31

EXECUTIVE COMPENSATION

Grants of Plan‑Based Awards

The following table presents information with respect to the grants of plan‑ based awards made by the Company to each of the NEOs during the fiscal year ended December 27, 2015.

									All Other		All Other
									Stock		Option				Grant
		Date of							Awards:		Awards:				Date Fair
		Compensation	Estimated Future Payouts			Estimated Future Payouts			Number		Number of		Exercise or		Value of
		Committee	Under Non‑Equity Incentive Plan			Under Equity Incentive Plan			of Shares		Securities		Base Price		Stock and
		Meeting at	Awards(1)			Awards(2)			of Stock or		Underlying		of Option		Option
		Which Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards		Awards
Name	Grant Date	Was Approved	($)	($)	($)	(#)	(#)	(#)	(#)(3)		(#)(4)		($/Sh)		($)(5)
John H. Schnatter	12/29/2014	—	—	810,000	2,700,000	—	—	—	—		—		—		—
	12/29/2014	—	—	9,000	22,473	—	—	—	—		—		—		—
	2/26/2015	2/20/2015	—	—	—	—	1,565	—	—		—		—		100,035
	2/26/2015	2/20/2015	—	—	—	—	—	—	7,823	(i)	—		—		500,046
	2/26/2015	2/20/2015	—	—	—	—	—	—	—		19,466	(ii)	63.92		330,007
	2/26/2015	2/20/2015	—	—	—	—	—	—	—		19,466	(ii)	63.92		330,007
	2/26/2015	2/20/2015	—	—	—	—	—	—	—		29,598	(i)	63.92		500,005
Lance F. Tucker	12/29/2014	—	—	371,755	1,487,019	—	—	—	—		—		—		—
	12/29/2014	—	—	9,000	22,473	—	—	—	—		—		—		—
	2/26/2015	2/19/2015	—	—	—	—	1,565	—	—		—		—		100,035
	2/26/2015	2/19/2015	—	—	—	—	—	—	3,521	(i)	—		—		225,062
	8/6/2015	7/29/2015	—	—	—	—	—	—	449	(ii)	—		—		32,557
	2/26/2015	2/19/2015	—	—	—	—	—	—	—		13,319	(i)	63.92		225,001
	8/6/2015	7/29/2015	—	—	—	—	—	—	—		1,789	(iii)	72.51		32,501
Steve M. Ritchie	12/29/2014	—	—	436,298	1,745,192	—	—	—	—		—		—		—
	12/29/2014	—	—	9,000	22,473	—	—	—	—		—		—		—
	2/26/2015	2/19/2015	—	—	—	—	1,565	—	—		—		—		100,035
	2/26/2015	2/19/2015	—	—	—	—	—	—	4,694	(i)	—		—		300,040
	8/6/2015	7/29/2015	—	—	—	—	—	—	345	(ii)	—		—		25,016
	8/6/2015	7/29/2015	—	—	—	—	—	—	3,104	(iii)	—		—		225,071
	2/26/2015	2/19/2015	—	—	—	—	—	—	—		17,759	(i)	63.92		300,006
	8/6/2015	7/29/2015	—	—	—	—	—	—	—		1,377	(iii)	72.51		25,016
	8/6/2015	7/29/2015	—	—	—	—	—	—	—		12,689	(iv)	72.51		225,015
Timothy C. O’Hern	12/29/2014	—	—	293,654	1,174,615	—	—	—	—		—		—		—
	12/29/2014	—	—	9,000	22,473	—	—	—	—		—		—		—
	2/26/2015	2/19/2015	—	—	—	—	1,565	—	—		—		—		100,035
	2/26/2015	2/19/2015	—	—	—	—	—	—	2,895	(i)	—		—		185,048
	8/6/2015	7/29/2015	—	—	—	—	—	—	207	(ii)	—		—		15,010
	2/26/2015	2/19/2015	—	—	—	—	—	—	—		10,952	(i)	63.92		185,014
	8/6/2015	7/29/2015	—	—	—	—	—	—	—		826	(iii)	72.51		15,006
Robert C. Kraut	12/29/2014	—	—	315,570	1,262,279	—	—	—	—		—		—		—
	12/29/2014	—	—	9,000	22,473	—	—	—	—		—		—		—
	2/26/2015	2/19/2015	—	—	—	—	1,565	—	—		—		—		100,035
	2/26/2015	2/19/2015	—	—	—	—	—	—	2,269	(i)	—		—		145,034
	8/6/2015	7/29/2015	—	—	—	—	—	—	759	(ii)	—		—		55,035
	2/26/2015	2/19/2015	—	—	—	—	—	—	—		8,584	(i)	63.92		145,012
	8/6/2015	7/29/2015	—	—	—	—	—	—	—		3,028	(iii)	72.51		55,011
	9/3/2015	—	—	—	—	—	—	—	1,585	(6)	5,356	(6)		(6)	165,340	(6)
(1)

The amounts in the Estimated Possible Payouts Under Non‑Equity Incentive Plan Awards columns represent plan awards pursuant to our annual MIP and QSIP, respectively, for the period commencing December 29, 2014. For the actual amounts paid to the NEOs pursuant to the MIP and QSIP during 2015, see the Non‑Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)

The amounts in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent grants of Performance-based Units. The 2015 Performance-based Units vest date is February 26, 2018, subject to achievement of performance conditions. The final award payout is interpolated based on a sliding scale. The performance units have no minimum or maximum payout.

(3)

The amounts in the All Other Stock Awards column represent grants of time‑based restricted stock. At the time the Company pays dividends to holders of its common stock, recipients of time‑based restricted stock also receive dividends on the unvested and outstanding shares. The 2015 restricted stock grant vest dates are indicated as follows:

(i)	one‑third on each of February 26, 2016, 2017 and 2018;
(ii)	one‑third on each of August 6, 2016, 2017, and 2018; and
(iii)	all shares vest on August 6, 2018.
(4)	The amounts in the Other Option Awards column represent grants of stock options. The 2015 stock option vest dates are indicated as follows:
(i)	one‑third on each of February 26, 2016, 2017, and 2018;
(ii)	all shares on February 26, 2017;
(iii)	one‑third on each of August 6, 2016, 2017, and 2018; and
(iv)	all shares vest on August 6, 2018.

32     2016 Proxy Statement

EXECUTIVE COMPENSATION

(5)

The amounts in the Grant Date Fair Value of Stock and Option Awards column represent the full grant date fair value of each stock option award, time‑based restricted stock award and Performance-based Unit, as computed in accordance with the ASC Stock Compensation topic. Full grant date fair value and vesting details are as follows:

		Full Grant Date
Equity Type	Grant Date	Fair Value/Share ($)	Vesting
Stock Options	2/26/2015	16.8932	3-year graded
	2/26/2015	16.9530	2-year cliff
	8/6/2015	18.1669	3-year graded
	8/6/2015	17.7331	3-year cliff
Time-Based Restricted Stock	2/26/2015	63.92	3-year graded
	2/26/2015	63.92	2-year cliff
	8/6/2015	72.51	3-year graded
	8/6/2015	72.51	3-year cliff
Performance-based Units	2/26/2015	63.92	3-year cliff

Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 27, 2015, included in the Company’s Annual Report on Form 10‑K.

(6)

As discussed in the Summary Compensation Table, certain of Mr. Kraut's equity awards were accelerated to his date of separation pursuant to the terms of his employment agreement. The amount in the "Grant Date Fair Value of Stock and Option Awards" column represents the incremental fair value of modified awards as of the modification date (September 3, 2015, Mr. Kraut's date of separation), in accordance with the ASC Stock Compensation Topic. The original vesting dates for the modified awards are as follows:

Equity Type	Scheduled Vesting Date	# Options or # Shares	Grant Date	Exercise Price ($)
Stock Options	February 26, 2016	2,861	February 26, 2015	$63.92
	February 27, 2016	2,225	February 27, 2014	$50.59
	November 7, 2015	270	November 7, 2013	$37.98
Time‑Based Restricted Stock	February 26, 2016	756	February 26, 2015
	February 27, 2016	741	February 27, 2014
	November 7, 2015	88	November 7, 2013

2016 Proxy Statement     33

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth information with respect to the outstanding equity awards at 2015 fiscal year‑end for the NEOs.

	Option Awards						Stock Awards
												Equity
										Equity		Incentive Plan Awards:
							Number of		Market Value of	Incentive Plan Awards:		Market or Payout
	Number of Securities						Shares or		Shares or	Number of Unearned		Value of Unearned
	Underlying Unexercised				Option		Units of Stock		Units of Stock	Shares, Units or Other		Shares, Units or Other
	Options				Exercise	Option	That		That	Rights That Have Not		Rights That Have Not
	Exercisable		Unexercisable		Price	Expiration	Have Not Vested		Have Not Vested	Vested		Vested
Name	(#)		(#)(1)		($)	Date	(#)(2)		($)(3)	(#)(2)(4)		($)(3)
John H. Schnatter	61,618		—		14.49	2/24/2016	—		—	—		—
	67,372		—		14.49	2/24/2016	—		—	—		—
	67,372		—		14.49	2/24/2016	—		—	—		—
	47,020		—		18.46	2/22/2022	—		—	—		—
	47,020		—		18.46	2/22/2022	—		—	—		—
	37,932		—		18.46	2/22/2022	—		—	—		—
	18,140		9,072	(i)	26.01	2/28/2023	—		—	—		—
	34,012		—		26.01	2/28/2023	—		—	—		—
	34,012		—		26.01	2/28/2023	—		—	—		—
	12,880		6,440	(ii)	32.77	5/9/2023	—		—	—		—
	9,888		19,776	(iii)	50.59	2/27/2024	—		—	—		—
	—		19,518	(iv)	50.59	2/27/2024	—		—	—		—
	—		19,518	(iv)	50.59	2/27/2024	—		—	—		—
	—		19,466	(v)	63.92	2/26/2025	—		—	—		—
	—		19,466	(v)	63.92	2/26/2025	—		—	—		—
	—		29,598	(vi)	63.92	2/26/2025	—		—	—		—
	—		—		—	—	3,398	(i)	188,045	—		—
	—		—		—	—	2,392	(ii)	132,373	—		—
	—		—		—	—	6,590	(iii)	364,691	—		—
	—		—		—	—	7,823	(iv)	432,925	—		—
	—		—		—	—	—		—	1,977	(ix)	109,407
	—		—		—	—	—		—	1,565	(x)	86,607
Lance F. Tucker	—		6,334	(i)	26.01	2/28/2023	—		—	—		—
	—		7,318	(iii)	50.59	2/27/2024	—		—	—		—
	—		13,319	(vi)	63.92	2/26/2025	—		—	—		—
	—		1,789	(vii)	72.51	8/6/2025	—		—	—		—
	—		—		—	—	2,372	(i)	131,266	—		—
	—		—		—	—	2,438	(iii)	134,919	—		—
	—		—		—	—	3,521	(iv)	194,852	—		—
	—		—		—	—	449	(v)	24,848	—		—
	—		—		—	—	—		—	1,977	(ix)	109,407
	—		—		—	—	—		—	1,565	(x)	86,607
Steve M. Ritchie	2,980		—		18.46	2/22/2022	—		—	—		—
	8,556		4,280	(i)	26.01	2/28/2023	—		—	—		—
	8,526		4,264	(viii)	35.25	8/8/2023	—		—	—		—
	2,472		4,944	(iii)	50.59	2/27/2024	—		—	—		—
	3,142		6,286	(ix)	41.15	8/7/2024	—		—	—		—
	1,539		3,079	(ix)	41.15	8/7/2024	—		—	—		—
	—		17,759	(vi)	63.92	2/26/2025	—		—	—		—
	—		1,377	(vii)	72.51	8/6/2025	—		—	—		—
	—		12,689	(x)	72.51	8/6/2025	—		—	—		—
	—		—		—	—	1,604	(i)	88,765	—		—
	—		—		—	—	1,160	(vi)	64,194	—		—
	—		—		—	—	1,648	(iii)	91,200	—		—
	—		—		—	—	973	(vii)	53,846	—		—
	—		—		—	—	1,985	(vii)	109,850	—		—
	—		—		—	—	4,694	(iv)	259,766	—		—
	—		—		—	—	345	(v)	19,092	—		—
	—		—		—	—	3,104	(viii)	171,775	—		—
	—		—		—	—	—		—	1,977	(ix)	109,407
	—		—		—	—	—		—	1,565	(x)	86,607
Tiimothy C. O’Hern	8,112		—		18.46	2/22/2022	—		—	—		—
	7,702		3,852	(i)	26.01	2/28/2023	—		—	—		—
	2,225		4,450	(iii)	50.59	2/27/2024	—		—	—		—
	320		642	(ix)	41.15	8/7/2024	—		—	—		—
	—		10,952	(vi)	63.92	2/26/2025	—		—	—		—
	—		826	(vii)	72.51	8/6/2025	—		—	—		—
	—		—		—	—	1,444	(i)	79,911	—		—
	—		—		—	—	1,483	(iii)	82,069	—		—
	—		—		—	—	203	(vi)	11,234	—		—
	—		—		—	—	2,895	(iv)	160,209	—		—
	—		—		—	—	207	(v)	11,455	—		—
	—		—		—	—	—		—	1,977	(ix)	109,407
	—		—		—	—	—		—	1,565	(x)	86,607
Robert C. Kraut	—	(5)	—		—	—	—	(5)	—	—		—
(1)	The vesting schedule is as follows:
(i)	all shares on February 28, 2016;

34     2016 Proxy Statement

EXECUTIVE COMPENSATION

(ii)	all shares on May 9, 2016;
(iii)	one-half of the shares on each of February 27, 2016 and 2017;
(iv)	all shares on February 27, 2016;
(v)	all shares on February 26, 2017;
(vi)	one-third of the shares on each of February 26, 2016, 2017 and 2018;
(vii)	one-third of the shares on each of August 6, 2016, 2017 and 2018;
(viii)	all shares on August 8, 2016;
(ix)	one-half of the shares on each of August 7, 2016 and 2017; and
(x)	all shares on August 6, 2018.
(2)	The vesting schedule is as follows:
(i)	all shares on February 28, 2016;
(ii)	all shares on May 9, 2016;
(iii)	one‑half of the shares on each of February 27, 2016 and 2017;
(iv)	one‑third of the shares on each of February 26, 2016, 2017, and 2018;
(v)	one‑third of the shares on each of August 6, 2016, 2017 and 2018;
(vi)	all shares on August 8, 2016;
(vii)	one‑half of the shares on each of August 7, 2016 and 2017;
(viii)	all shares on August 8, 2018;
(ix)	all shares on February 27, 2017; and
(x)	all shares on February 26, 2018.
(3)	Value determined by multiplying the number of shares or units by the closing price of our common stock at fiscal year end, $55.34.
(4)

In 2014 and 2015 we granted Performance-based Units to each of our named executive officers. The Performance-based Units vest subject to achievement of performance targets measured at the end of the three-year period ending at 2016 fiscal year end for the 2014 grant and ending at 2017 fiscal year end for the 2015 grant. The value of the Performance-based Units in the table above is based on performance at 100% of target and the closing price of our common stock on December 27, 2015. Due to the contingent and uncertain nature of the ultimate performance of the Company for the 2014 and 2015 Performance-based Units over the three-year performance period ending at 2016 and 2017 fiscal year-end, respectively, the ultimate value of the 2014 and 2015 Performance-based Units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement for the Performance-based Units are estimates based on the assumptions noted. The value of the 2014 Performance-based Units based on the estimated performance results at December 27, 2015 of 123.70% is approximately $135,337 for each NEO. The value of the 2015 Performance-based Units based on the estimated performance results at December 27, 2015 of 108.98% is approximately $94,384 for each NEO.

(5)

All stock options held by Mr. Kraut were either exercised or expired by their terms prior to the end of the fiscal year and 4,318 time-based restricted shares and 1,245 Performance-based Units were forfeited as of his date of separation, September 3, 2015.

Option Exercises and Stock Vested

The following table sets forth information with respect to stock options exercised and restricted stock vesting by the NEOs during the 2015 fiscal year.

							Performance-based Units
	Option Awards			Restricted Stock			Paid February 2015 (1)
	Number of		Value	Number of		Value	Number of		Value
	Shares		Realized	Shares		Realized	Shares		Realized
	Acquired		on Exercise	Acquired		on Vesting	Acquired		on Vesting
Name	on Exercise		($)(2)	on Vesting		($)(3)	on Vesting		($)(3)
John H. Schnatter	183,572		9,134,543	13,866		883,730	28,094		1,838,190
Lance F. Tucker	15,952		546,362	5,847		369,678	28,094		1,838,190
Steve M. Ritchie	—		—	6,187		413,296	11,238		735,302
Timothy C. O’Hern	3,078		153,161	3,818		242,633	28,094		1,838,190
Robert C. Kraut	7,849	(4)	116,227	3,541	(5)	240,595	732	(6)	49,578
(1)	The Performance-based Units were determined based on performance achieved over the 2012-2014 performance period and were paid in February 2015 for all NEOs except Mr. Kraut (see footnote 6 below).
(2)

Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

2016 Proxy Statement     35

EXECUTIVE COMPENSATION

(3)	Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.
(4)	Includes 5,356 shares acquired on exercise of option awards for which the vesting accelerated upon separation of Mr. Kraut’s employment on September 3, 2015.
(5)	Includes 1,585 shares acquired on vesting of restricted stock for which the vesting accelerated upon separation of Mr. Kraut’s employment on September 3, 2015.
(6)

Mr. Kraut’s Performance-based Units vested from a 2014 award with a performance period of 2014 – 2016; the terms of these awards provide for pro-rata vesting in the case of a termination of service without cause provided at least 18 months have passed since the grant date, based on the most recent payout projection.

Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at Last
	Contributions	Contributions	Earnings in	Withdrawals/	Fiscal Year
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	End
Name	Year ($)(1)	Year ($)(2)	Year ($)	($)	($)(3)
John H. Schnatter	—	—	857	22,964	159,387
Lance F. Tucker	97,207	7,950	(5,176)	—	595,342
Steve M. Ritchie	112,406	7,950	(1,167)	—	119,189
Timothy C. O’Hern	42,843	7,950	(4,761)	—	249,142
Robert C. Kraut	—	—	(1,418)	—	80,754

(1)

The amounts in the Executive Contributions in Last Fiscal Year column represent amounts disclosed in the Summary Compensation Table above, as follows: (i) for Mr. Tucker, $60,577 of salary, and $36,630 of 2015 incentive compensation; (ii) for Mr. Ritchie, $59,135 of salary, and $53,271 of 2015 incentive compensation; and (iii) for Mr. O'Hern, $31,900 of salary, and $10,943 of 2015 incentive compensation.

(2)	Amounts in this column represent the value of matching contributions credited to the nonqualified deferred compensation plan in 2016 as a result of 2015 deferral elections.
(3)

The amounts in the Aggregate Balance at Last Fiscal Year End column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements) or in Note (1) above.

Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management or highly compensated employees (as defined under ERISA) who are specifically designated as eligible to participate by our Chief Executive Officer or another officer authorized to make those determinations, including our named executive officers.

Participants can defer up to 100% of their base salary and up to 100% of their short‑term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more publicly traded mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except our common stock) on any business day. Deferral elections may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan. We match the amounts deferred by the same discretionary match percentage announced, and with the same limitations, for the 401(k) Plan for the plan year.

Change in Control and Termination Payments

Employment Agreements

We are party to employment agreements with members of our executive leadership team other than Mr. Schnatter (collectively, the “Employment Agreements”). Each of the Employment Agreements has a three‑year term and automatically renews for successive one‑year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the current term. Each of the Employment Agreements provides for a minimum annual base salary, annual cash bonus and equity awards opportunities, and benefits as afforded to similarly situated employees. In the event the executive’s employment is terminated by the Company prior to the end of the term of the applicable Employment Agreement other than for “cause” (as defined in the applicable Employment Agreement), the executive is entitled to receive nine months’ base salary, pro rata cash bonus for the year of termination and a credit for an additional six months of service for purposes of vesting in outstanding stock options and time‑based restricted stock. In the event of an executive’s termination without cause following a change in control before the end of the term of the applicable Employment Agreement, or by the executive for “good reason” following a change in control (as defined in the applicable

36     2016 Proxy Statement

EXECUTIVE COMPENSATION

Employment Agreement), the executive is entitled to receive the lesser of the total of the executive’s base salary and pro rata cash bonus through the remainder of the term or nine months’ base salary. In the case of termination of employment due to death or disability, the applicable Employment Agreement provides for payment of base salary through the date of termination and pro rata bonus. In addition to the Employment Agreements, our equity plans provide for certain benefits upon change in control, death and disability as described generally below.

Equity Plan Provisions

Under the terms of our equity plans, upon a change in control in a corporate transaction in which awards are not assumed: (i) all grantees of shares of restricted stock and options will be credited with an additional 12 months of service from the grant date for purposes of vesting; and (ii) notice will be given to grantees of vested options that such options will remain exercisable for a period of fifteen days and thereafter terminated, or the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay to the holder of vested options and/or restricted stock an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the price per share paid to holders of shares of stock and, in the case of options, equal to the product of the number of shares of stock subject to the option multiplied by the amount, if any, by which the price per share paid to holders of shares of stock pursuant to the transaction exceeds the option price. The plans contain additional provisions in the event of a transaction in which awards are assumed.

In addition, if an NEO is terminated for cause (as defined under our plans), then all outstanding options under our equity plans, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his personal representative within 90 days after the date of termination. In the event of an NEO’s death or disability while employed by the Company, all then outstanding options become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of disability. Under the plans, if an NEO’s employment is terminated for any reason other than death or disability prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions including vesting requirements, will immediately lapse.The following table is intended to reflect projected potential payouts under the Employment Agreements and our equity plans, other than those available generally on a nondiscriminatory basis to all salaried employees. The table provides for a range of potential separation events for each of the NEOs, calculated as if the separation event occurred on December 27, 2015. The actual amounts to be paid can only be determined at the time of the actual event.

See the Summary Compensation Table and the footnotes thereto for actual payments and a description of the components of those payments to Mr. Robert Kraut upon separation of employment on September 3, 2015.

2016 Proxy Statement     37

EXECUTIVE COMPENSATION

		Involuntary
	Change in	(Not for Cause)	Retirement	Death/Disability
Name	Control ($)(1)	Termination ($)(2)	($)	($)
John H. Schnatter
Salary	—	—	—	—
Bonus	—	—	—	—
Stock Options(3)	643,822	—	—	690,790
Restricted Stock(3)	647,035	—	—	1,118,034
Performance Stock Award(4)	135,337	73,303	—	109,407
Totals:	1,426,194	73,303	—	1,918,231
Lance F. Tucker
Salary	375,000	375,000	—	—
Bonus(5)	—	289,114	—	289,114
Stock Options(3)	203,270	203,270	—	220,764
Restricted Stock(3)	336,855	263,640	—	485,885
Performance Stock Award(4)	135,337	73,303	—	109,407
Totals:	1,050,462	1,204,327	—	1,105,170
Steve M. Ritchie
Salary	487,500	487,500	—	—
Bonus(5)	—	342,731	—	342,731
Stock Options(3)	289,376	137,274	—	367,570
Restricted Stock(3)	373,268	220,917	—	858,489
Performance Stock Award(4)	135,337	73,303	—	109,407
Totals:	1,285,481	1,261,725	—	1,678,197
Timothy C. O’Hern
Salary	296,250	296,250	—	—
Bonus(5)	—	228,537	—	228,537
Stock Options(3)	128,103	123,548	—	143,227
Restricted Stock(3)	183,729	174,321	—	344,879
Performance Stock Award(4)	135,337	73,303	—	109,407
Totals:	743,419	895,959	—	826,050
(1)

Generally, pursuant to the plans and agreements, a change of control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. The amounts shown in this column as salary are estimates of the “double trigger” cash severance payments that would be payable to the executive (other than Mr. Schnatter) under his applicable agreements assuming that a termination of employment occurred (in which the executive would be entitled to such payments) following consummation of the change of control.

(2)

Termination for cause under the Employment Agreements is generally defined as gross negligence or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non‑competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company.

(3)

Assumed stock option value calculated for in‑the‑money stock options based on $55.34 per share, the closing price of our common stock at fiscal year end, less the exercise price per share. Assumed all outstanding stock option and time‑based restricted stock grants receive twelve months additional vesting credit in case of change‑in‑control, six months additional vesting in case of involuntary (not for cause) termination (other than Mr. Schnatter who does not have an employment agreement), and fully vested in case of death/disability. Assumed restricted stock values were calculated at $55.34 per share, the closing price of our common stock at fiscal year‑end.

(4)

Under the terms of our 2011 Plan, for 2015 Performance-based Units, amount in Change in Control column assumes target performance has been achieved, and for 2014 Performance-based Units, amount in Change in Control column based on actual performance to date, or 124%, and in each case assumes value of $55.34 per share, the closing price of our common stock at fiscal year end 2015. For death and disability termination, 2014 Performance-based Units based on 124% performance results, and subject to pro-ration and assumed value of $55.34 per share; for involuntary (not for cause) termination, performance awards calculated as death and disability described above but further discounted by one-third. No amounts are included under involuntary (not for cause) termination, or death or disability for 2015 Performance-based Units because no pro rata payout is applicable for these awards less than 18 months from the grant date. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance periods, the ultimate value of these awards at the end of the applicable performance period is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.

(5)

The Employment Agreements provide for pro rata bonus upon involuntary (not for cause) termination and death (provided that any applicable performance measures are achieved). The amounts shown in the table assume target performance.

38     2016 Proxy Statement

EXECUTIVE COMPENSATION

Director Compensation

At the request of the Compensation Committee, in late 2013 and early 2014, F. W. Cook completed a market analysis of the Company’s compensation program for non‑management directors, including competitiveness of our compensation practices, mix of equity versus cash compensation, and peer group analysis using the peer group identified above as well as other publicly available data. F. W. Cook provided recommendations to the Compensation Committee and full Board regarding recommended changes to the non‑management director compensation program. Based on those recommendations, the Compensation Committee and full Board approved an increase in the cash retainer for Board members as further detailed below, and eliminated the prior practice of separate payment of meeting fees. Recognizing the importance of attracting and retaining qualified Board members, and aligning the interests of the Board with stockholders, the Compensation Committee and full Board also approved, upon the recommendation of F.W. Cook, an increase in the annual equity award value for Board members, to $175,000 for the lead independent director and $125,000 for other independent directors. No changes were made to the program for 2015.

We pay four primary components of compensation to our non‑management directors: an annual cash retainer, committee retainer, committee chairman retainer, and equity awards. Our equity awards consist of a combination of stock options and restricted stock. Within five years of their election to the Board of Directors, all non‑management directors are required to hold five times the standard annual cash retainer for board service of $50,000, or $250,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased‑in ownership requirement of the policy.

Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director, other than the compensation paid to Mr. Schnatter under the Chairman and Founder Agreements as described in the Compensation Discussion and Analysis. The following table sets forth the types and amounts of compensation paid to our non‑management directors:

Annual retainer for service on the Board:	$50,000
Additional annual retainers:
for lead independent director:	$20,000
for Audit Committee chair:	$20,000
for Compensation Committee chair:	$15,000
for Corporate Governance & Nominating Committee chair:	$12,000
for Audit and Compensation Committee members:	$12,000
for Corporate Governance & Nominating Committee members:	$8,000

Annual Equity Grant:(1)

	Restricted Stock	Stock Option Shares
Standard(2)	978 shares	3,700 shares
Lead Director	1,369 shares	5,180 shares

(1)

The 2015 annual equity grants, awarded in equal values of restricted stock and stock options, have a  three‑year graded vesting and the options have a ten‑year term. The equity grant award level is determined annually by the Board of Directors.

(2)

Philip Guarascio received a prorated grant due to his retirement from the Board in April 2015, consisting of 317 shares of restricted stock and an option to purchase 1,348 shares of common stock. Sonya E. Medina received a prorated grant upon her appointment to the Board in September 2015 consisting of 314 shares of restricted stock and an option to purchase 1,275 shares of common stock.

Non‑management directors also receive reimbursement for reasonable out‑of‑pocket expenses incurred in connection with their Board or committee service.

2016 Proxy Statement     39

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to directors during 2015:

				Change in Pension
		Restricted		Value and Nonqualified
	Fees Earned or	Stock	Option	Deferred Compensation
Name	Paid in Cash ($)	Awards ($)(1)	Awards ($)(2)	Earnings ($)	Total ($)
Norborne P. Cole Jr.	117,000	87,506	87,490	—	291,996
Christopher L. Coleman	70,000	62,514	62,493	—	195,007
Philip Guarascio(3)	19,333	20,263	20,206	—	59,802
Olivia F. Kirtley	94,000	62,514	62,493	—	219,007
Laurette T. Koellner	70,000	62,514	62,493	—	195,007
Sonya E. Medina	16,685	18,764	18,759	—	54,208
Mark S. Shapiro	82,000	62,514	62,493	—	207,007
W. Kent Taylor	62,000	62,514	62,493	—	187,007
(1)
(1)

The full grant date fair value of the 2015 restricted stock awards to non‑employee directors was $63.92 per share, except for Ms. Medina who was appointed to the Board in September 2015 and awarded a grant with an effective date of November 5, 2015, with a full grant date fair value of $59.76. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 27, 2015 included in the Company’s Annual Report on Form 10‑K. The following chart sets forth unvested restricted awards held by each director in the table above as of December 27, 2015.

Number of
Unvested
Name	Restricted Shares
Norborne P. Cole, Jr.	3,613
Christopher L. Coleman	2,540
Philip Guarascio	—
Olivia F. Kirtley	2,540
Laurette T. Koellner	1,586
Sonya E. Medina	314
Mark S. Shapiro	2,540
W. Kent Taylor	2,540
(2)
(2)

The full grant date fair value of the 2015 option awards to non‑employee directors utilized a $16.89 per share Black‑Scholes value, except for (i) Mr. Guarascio whose award vested upon his retirement from the Board on April 29, 2015, which utilized a $14.9917 Black-Scholes value, and (ii) Ms. Medina who was appointed to the Board in September 2015, and awarded a grant with an effective date of November 5, 2015 which utilized a $14.7132 Black‑Scholes value. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 27, 2015 included in the Company’s Annual Report on Form 10‑K. The following chart sets forth vested and unvested option awards held by each director in the table above as of December 27, 2015.

	Number of	Number of
Name	Vested Options	Unvested Options
Norborne P. Cole, Jr.	37,176	11,552
Christopher L. Coleman	6,396	8,142
Philip Guarascio	—	—
Olivia F. Kirtley	25,214	8,142
Laurette T. Koellner	962	5,624
Sonya E. Medina	—	1,275
Mark S. Shapiro	25,214	8,142
W. Kent Taylor	21,360	8,142
(3)	Mr. Guarascio retired from the Board on April 29, 2015.

In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain publicly‑available mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but we do pay certain administrative costs of the plan.

40     2016 Proxy Statement

Certain Relationships and Related Transactions

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non‑management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No current or former employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Under our written Related Party Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons (as defined in Item 404 of Regulation S-K) that require the committee’s approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.

In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board of Directors has delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre‑approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S‑K.

Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.

Procedures for Identifying Possible Related Person Transactions

On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. Once the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.

Special Procedures for Franchisee Relationships

The Corporate Governance and Nominating Committee and the Board have adopted special policies and procedures for consideration of restaurant development, acquisition and disposition transactions involving franchisees in which directors or executive officers of the Company, or their immediate families, may have significant ownership (generally defined as ten percent or more). Under the policy, the Corporate Governance and Nominating Committee ultimately must consider and determine whether to approve or disapprove any subject transaction involving a related party. Proposed acquisitions and dispositions of restaurants involving the Company and related parties must be evaluated in light of an appraisal by a reputable, disinterested third party. With respect to proposed new development by a related party, if the Company declines to exercise its right of first refusal, the policy requires that the opportunity be made available to qualified franchisees without related‑party ownership.

2016 Proxy Statement     41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Similarly, with respect to the proposed acquisition of a restaurant by a related party from another franchisee, if the Company declines to exercise its right of first refusal, the Company must consider making recommendations concerning possible alternative, nonrelated‑party franchisee parties. Finally, the policy requires that any proposed disposition of a restaurant by a related party to another franchisee must be disclosed to the Corporate Governance and Nominating Committee and must be approved by the Committee if the proposed transaction includes any consideration by or from the Company outside the ordinary course of business with other franchisees.

Transactions with Related Persons

This section describes certain transactions with related persons.

Franchise and Development Arrangements

Executive officers and a director of the Company hold interests in entities that are franchisees of the Company, as described in the table below. Some of those individuals acquired their interests before the Company’s 1993 initial public offering, and some of the entities in which they hold interests acquired development rights at reduced development fees and paid reduced franchise fees when restaurants opened. We have since entered into additional franchise and development agreements with executive officers of the Company and entities in which they have equity interests, and we may continue to do so in the future. Under the Company’s policy governing transactions with related‑ person franchisees, which is described above, any such franchise arrangements we enter into in the future will be on terms no more favorable to directors and officers than with independent third parties.

The following table describes franchise and development arrangements during 2015 between the Company and entities in which the Company’s executive officers or directors, as well as their immediate family members, had an interest as of the end of the fiscal year and the amount of royalties paid to the Company from those entities during 2015. It also sets forth the amount of incentives paid to the entities based on their participation in incentive programs made available to franchisees generally. The Company provided no non‑standard incentives or special consideration to these entities. These franchisees also purchase various food and other products from the Company’s commissary system and may purchase from or through the Company certain goods and services, including insurance, needed to operate a Papa John’s restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity — Amounts Earned
Annette Schnatter (100%)

Joe K Corporation — Operates one restaurant in Louisville, Kentucky. In 2015, royalties earned by the Company from this franchisee were $77,809 and incentive amounts earned by this franchisee were $2,968. Annette Schnatter is John Schnatter’s wife.

Timothy C. O’Hern (55.75%) Steve M. Ritchie (40.80%)

Northern Bay Pizza, LLC — Operates eight restaurants in Wisconsin. In 2015, royalties earned by the Company from this franchisee were $316,552 and incentive amounts earned by this franchisee were $12,448. Mr. O’Hern and Mr. Ritchie are executive officers of the Company.

Other Transactions

During 2015, the Company paid $653,000 for charter aircraft services for business travel provided by Hampton Airways, Inc. (“Hampton”). Hampton’s sole shareholder is Mr. Schnatter. In 2015, the Company obtained market comparison data for services comparable to those provided by Hampton, and the data confirmed that the Company’s cost of services from Hampton was favorable to pricing available in the market for charter aircraft. For a discussion of certain additional arrangements between the Company and Mr. Schnatter, please see “Compensation of our Founder, Chairman and Chief Executive Officer” under “Compensation Discussion and Analysis.”

Michele O’Hern, the wife of our Senior Vice President and Chief Development Officer, Timothy C. O’Hern, works for us in our marketing department. She has been employed by us for fifteen years. Her compensation in fiscal 2015, including the grant date value of equity compensation, totaled approximately $160,000.

Melissa Ritchie, the wife of our President and Chief Operating Office, Steve M. Ritchie, works for us in our research and development department. She has been employed by us for a total of fourteen years. Her compensation in fiscal 2015, including the grant date value of equity compensation, totaled approximately $149,000.

42     2016 Proxy Statement

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent registered accounting firm. The Audit Committee also oversees the performance of the internal audit function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. Each member of the Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards.

In fulfilling its oversight responsibilities with respect to the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered accounting firm all annual and quarterly financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal controls. The independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.

During 2015, among other matters, the Audit Committee:

•	reviewed the quality and integrity of the Company’s consolidated financial statements;
•	discussed with management and the independent registered accounting firm the effectiveness of the Company’s internal control over financial reporting;
•	reviewed the qualifications, independence, and performance of the independent registered accounting firm, including recent and historical performance on the Company’s audit;
•	reviewed the performance of the Company’s internal audit function including the scope and overall plans for internal audit;
•	oversaw the compliance program with respect to legal and regulatory requirements and risk management;
•

oversaw the Company’s Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing individual risk areas with management and monitoring management’s responsibility to identify, assess, manage, and mitigate risks; and

•	reviewed with management the scope and effectiveness of the Company’s disclosure controls and procedures.

During 2015, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered accounting firm (“Ernst & Young”), the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Standards Board. The Audit Committee also discussed with Ernst & Young matters relating to their independence from management and the Company, including the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that Ernst & Young is independent from management and the Company.

The Audit Committee discussed with Ernst & Young and the Company’s internal audit management the overall scope and plans for their audits. The Audit Committee meets with both Ernst & Young and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also meets in separate executive sessions periodically with Ernst & Young, the Senior Director of Internal Audit, the Chief Financial Officer and other members of management as needed, as well as in private sessions.    In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board the

2016 Proxy Statement     43

AUDIT COMMITTEE REPORT

inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10‑K for the year ended December 27, 2015.

AUDIT COMMITTEE

Olivia F. Kirtley, Chairman Christopher L. Coleman Laurette T. Koellner Mark S. Shapiro

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

44     2016 Proxy Statement

Item 2. Ratification of the Selection of Independent Auditors

The Audit Committee of the Board of Directors has reappointed Ernst & Young, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 27, 2015. Ernst & Young has audited the Company’s financial statements since 1991. Fees paid to Ernst & Young by the Company for each of the last two fiscal years, in each of the following categories, were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 27, 2015 ($)	December 28, 2014 ($)
Audit Fees	1,019,000	946,146
Audit-Related Fees	21,515	27,578
Tax Fees	101,825	138,121
All Other Fees	—	—
Total	1,142,340	1,111,845

Audit fees included fees associated with the annual audit of the Company and certain subsidiaries and the reviews of the Company’s quarterly reports on Form 10‑Q. Audit-related fees included research tools and assistance in assessing the impact of proposed standards, rules and interpretations and other agreed upon procedures, and in 2014, fees for an audit of a pension fund. Tax fees included tax compliance and consultation services.

All audit‑related and tax services for 2015 and 2014 were pre‑approved by the Audit Committee, which concluded that the provision of those services by Ernst & Young was compatible with the maintenance of the auditors’ independence. The Audit Committee has adopted a policy that requires pre‑approval of all services by the independent auditors. The Audit Committee reviews and pre‑approves all audit and permissible non‑audit services and reviews the annual audit plan and financial plan for audit fees. The Audit Committee annually pre‑approves estimated fees for audit services. The policy also authorizes the Chairman of the Audit Committee to pre‑approve non‑audit services at or below a certain dollar threshold, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement. Individual engagements anticipated to exceed the dollar threshold must be separately approved.

Representatives of Ernst & Young will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by stockholders.

Although stockholder ratification is not required, the appointment of Ernst & Young is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions that the Audit Committee will take into consideration in future deliberations. If Ernst & Young’s selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of Papa John’s and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

2016 Proxy Statement     45

Item 3. Reapproval of the Material Terms for Payment of Performance-based Incentive Compensation for Purposes of Complying with Section 162(m) of the Internal Revenue Code of 1986

We are asking our stockholders to reapprove the materials terms of the performance measures used for payment of performance-based incentive compensation to certain of the Company's most highly compensated executive officers under our incentive compensation plans, including our 2011 Omnibus Incentive Plan (the "Plan"). The Plan, including the material terms of the performance measures under the Plan, was last approved by our stockholders at our 2011 Annual Meeting.  We are not amending the Plan nor are we asking stockholders to approve an increase in the number of shares available under the Plan.

Our sole purpose in asking stockholders to reapprove the material terms for payment of performance-based compensation pursuant to this proposal is to enable us to continue to grant incentive compensation structured to qualify as tax-deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Our incentive compensation programs are intended to promote the interests of the Company and its stockholders by rewarding Company executives with incentive compensation based upon the level of achievement of financial, business, operational and other performance objectives established in accordance with these material terms.

For compensation to constitute qualified performance-based compensation under Section 162(m), in addition to certain other requirements, stockholders generally must approve the material terms under which the performance-based compensation will be paid every five years.

Background

Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(1)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(2)

the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(3)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made; and
(4)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Internal Revenue Code, a director is an "outside director" of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a tax-qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

Therefore, we are asking stockholders to reapprove the material terms under which the performance-based compensation will be paid under the Plan. For purposes of Section 162(m), the material terms of performance-based compensation include (i) the employees eligible to receive such compensation, (ii) a description of the business criteria upon which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee as performance-based compensation during a specified time period. Each of these aspects of the Company's

46     2016 Proxy Statement

ITEM 3. REAPPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED INCENTIVE COMPENSATION FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

performance-based incentive compensation is discussed below. The Company has, and will continue to have, the authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

DETERMINATION OF AWARDS

Payment of performance-based compensation to a covered employee will be contingent upon the Company’s attainment of one or more objective performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for each performance period, which may be a period consisting of less than, equal to or more than one fiscal year, at a time in which the attainment of such goals is substantially uncertain. A performance goal must be established in writing by the Compensation Committee within the first 90 days after the commencement of the performance period, but in no event after 25% of the performance period has elapsed. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis. Performance goals established by the Compensation Committee in connection with the payment of performance-based compensation to a covered employee under the Company's incentive compensation plans will be based upon one or more of the following business criteria, with or without adjustment and in any relative proportion to the extent multiple goals are used in combination:

•	net earnings or net income;
•	operating earnings or income;
•	pre-tax earnings;
•	earnings per share;
•	share price, including growth and capitalization measures and total stockholder return;
•	earnings before interest and taxes;
•	earnings before interest, taxes, depreciation and/or amortization;
•	sales or revenue growth, whether in general or by store, category of store or product, including system-wide comparable sales (average same-store, year-over-year sales) or method of ordering;
•	gross or operating margins (including food, labor and mileage);
•	return measures, including return on assets, capital, investment, equity, sales or revenue;
•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;
•	productivity ratios;
•	expense targets;
•	market share;
•	financial ratios as provided in credit agreements or indentures of the Company and its subsidiaries;
•	debt rating targets;
•	working capital targets;
•	completion of acquisitions or divestitures of businesses, assets, companies or stores;
•	store unit counts or similar store metrics, including franchise and/or company‑store openings and/or closings;
•	system-wide, corporate, franchisee or store comparable transactions;
•	profits from restaurant operations;
•	product quality and customer service metrics, including consumer, customer, or franchisee perception targets; and
•	employee retention and recruiting metrics, including turnover.

The specific target percentage for each executive's annual incentive bonus compensation is set as a percentage of base salary based on the executive's position within the Company.

2016 Proxy Statement     47

ITEM 3. REAPPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED INCENTIVE COMPENSATION FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

Payment of equity incentive compensation other than stock options and SARs to a covered employee intended to satisfy the requirements for qualified performance-based compensation under Section 162(m) will be contingent upon the attainment of one or more of the performance goals listed above.

The Compensation Committee is prohibited from increasing the amount of compensation payable to a covered employee based upon the attainment of the applicable performance goals, but may reduce or eliminate compensation even if such performance goals are attained.

PAYMENT OF INCENTIVE AWARDS

Individual bonus amounts will be paid in cash or equity, or a combination thereof, at the discretion of the Compensation Committee. Payment of any performance-based equity awards may be paid in the form of shares of common stock of the Company, restricted stock, restricted stock units, other stock-based awards or any combination thereof.

ELIGIBLE EMPLOYEES

Officers and other employees and consultants of the Company and its subsidiaries and affiliates and directors of the Company are eligible to be granted awards under the Plan.

MAXIMUM AWARD

The maximum number of shares of common stock subject to options or stock appreciation rights that can be granted under the Plan to any person is 700,000 per twelve month period, provided that in a grantee's year of hire the applicable limit is 1,000,000. The maximum number of shares of common stock that can be granted under the Plan to any person, other than pursuant to an option or stock appreciation right, is 350,000 per twelve month period, provided that in a grantee's year of hire the applicable limit is 500,000. The maximum amount that may be paid as an annual incentive award or other cash award in any twelve month period to any one person is $3,000,000 and the maximum amount that may be paid as a performance award or other cash award in respect of a performance period to any one person is $9,000,000.  The Compensation Committee is prohibited from increasing these amounts, but may reduce or eliminate compensation even if performance goals are attained.

NEW PLAN BENEFITS

The Company expects that payment of incentive compensation for the 2016 fiscal year to one or more covered employees will be subject to attainment of one or more of the performance goals described above. The incentive compensation that will be payable in the future based upon such performance goals, if any, cannot be determined, because the payment of such compensation will be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation will depend upon the Company's performance for the applicable performance period, and the actual incentive compensation to a covered employee, if any, may reflect exercise of the Compensation Committee's discretion to reduce the incentive compensation otherwise payable upon attainment of the performance goal. For more detail on the grants of incentive compensation made to our named executive officers in fiscal 2015, see the table above titled "Grants of Plan-Based Awards."

BOARD RECOMMENDATION

The Board of Directors believes it is in the best interests of the Company and its stockholders to enable the Company to implement incentive compensation arrangements that are intended to qualify as tax-deductible, performance-based compensation under Section 162(m). The Board of Directors recommends that stockholders approve, for Section 162(m) purposes, the material terms for the payment of performance-based incentive compensation by the Company, as set forth above. However, stockholder approval of the material terms is only one of several requirements under Section 162(m) that must be satisfied for incentive compensation to qualify for the "performance-based" compensation exemption. The rules and regulations promulgated under Section 162(m) are complicated and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any incentive compensation award intended to qualify as performance-based compensation within the meaning of Section 162(m) will so qualify. In addition, nothing in this proposal prevents the Company or the Compensation Committee from making any payment or granting awards that do not (and are not intended to) qualify for tax deductibility under Section 162(m).

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED INCENTIVE COMPENSATION FOR SECTION 162(M) PURPOSES.

48     2016 Proxy Statement

Item 4. Advisory Approval of the Company’s Executive Compensation

We are providing our stockholders an opportunity to indicate whether they support our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

•	The Company utilizes a compensation structure that ties pay for performance and aligns the interests of our executives with those of our stockholders.
•	The Company’s compensation program reflects an appropriate pay mix that rewards achievement of both short‑term and long‑term operational and financial goals, while designed to mitigate risks.
•	A significant portion of the compensation of our named executive officers is variable or “at risk.”
•	Our executive officers must achieve and maintain a designated level of ownership in the Company’s stock.

We believe that our 2015 executive compensation programs contributed to our strong 2015 results and increased stockholder value. See “Executive Summary,” “Tying Pay to Performance,” and “Governance Aspects of our Executive Compensation Program” for more information on our “pay for performance” philosophy and our sound compensation governance practices.

At the 2015 Annual Meeting, pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, we submitted a proposal to stockholders for a non‑binding advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement for the 2015 Annual Meeting. Our stockholders approved this proposal with approximately 99% of the total votes cast voting in favor. At the 2011 Annual Meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our NEOs every one, two or three years, with our Board of Directors recommending an annual advisory vote. Because our Board of Directors views the advisory vote as a good corporate governance practice, and because at our 2011 Annual Meeting more than 92% of the total votes cast were in favor of an annual advisory vote, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.

Accordingly, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board values the views of our stockholders and will continue to take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

2016 Proxy Statement     49

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with in 2015.

Stockholder Proposals For the 2016 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting, the written proposal must be received by the Company no later than November 24, 2016. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company‑sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year’s Annual Meeting, written notice must be received by the Company not less than 60 nor more than 90 days prior to the scheduled date of the meeting. All stockholder proposals must comply with certain requirements set forth in the Company’s Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company’s principal offices at P.O. Box 99900, Louisville, Kentucky 40269‑0900.

Other Business

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

Annual Report

The Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2015 accompanies this Proxy Statement.

By Order of the Board of Directors

Louisville, Kentucky March 24, 2016	Clara M. Passafiume Corporate Counsel and Secretary

50     2016 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PAPA JOHN'S INTERNATIONAL, INC. 2002 PAPA JOHN'S BLVD LOUISVILLE, KY 40299 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by PAPA JOHN’S INTERNATIONAL, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PAPA JOHN’S INTERNATIONAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00511-P73134 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAPA JOHN'S INTERNATIONAL, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1 AND "FOR" THE PROPOSALS SET FORTH IN ITEMS 2, 3 AND 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2, 3 AND 4. 1. Election of the following director nominees: Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Christopher L. Coleman 1b. Olivia F. Kirtley 1c. Laurette T. Koellner 1d. Sonya E. Medina 1e. W. Kent Taylor For ! ! ! Against ! ! ! Abstain ! ! ! 2. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2016 fiscal year. 3. Reapproval of the material terms for payment of performance-based incentive compensation for purposes of complying with Section 162(m) of the Internal Revenue Code. 4. Advisory approval of the Company's executive compensation. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Yes ! No ! HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Proxy card must be signed and dated below. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Papa John's International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.papajohns.com/investor. Proxy card must be signed and dated on the reverse side. ∇Please fold and detach card at perforation before mailing.∇ E00512-P73134 PAPA JOHN’S INTERNATIONAL, INC. P.O. Box 99900, Louisville, Kentucky 40269-0900 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The undersigned, a stockholder of PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CAROLINE MILLER OYLER and CLARA M. PASSAFIUME, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the common stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s corporate offices at 2002 Papa John’s Boulevard, Louisville, Kentucky, on Thursday, April 28, 2016, at 11:00 A.M. (E.D.T.) and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 24, 2016, and a copy of the Company’s Annual Report for the fiscal year ended December 27, 2015. Attention participants in 401(k) plan: If shares of Papa John's International, Inc. common stock are held through the Papa John’s International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 22, 2016 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) VOTING INSTRUCTIONS ON REVERSE SIDE. (CONTINUED, AND TO BE SIGNED ON OTHER SIDE) Address Changes/Comments: